GRAND PREMIER FINANCIAL, INC.
     SAVINGS AND STOCK PLAN AND TRUST
    (As Amended and Restated Effective January 1, 1997)

     TABLE OF CONTENTS

     Page


     ARTICLE I  Purpose, Intent and Effective Date     1

     1.01 Purpose   1
          1.02 Intent.   1
          1.03 Effective Date 2
          1.04 Participation in the NIFCO Plan    2

     ARTICLE II  Definitions and Construction     3

     2.01 Definitions    3
               Accounts  3
               Affiliate 3
               Annual Valuation Date    3
               Beneficiary    3
               Board     3
               Code 4
               Committee 4
               Company   4
               Company Stock  4
               Company Stock Fund  4
               Compensation   4
               Eligible Rollover Distribution     5
               Eligibility Year of Service   6
               Employee  6
               Employer  6
               Employer Discretionary Account     6
               Employer Discretionary Contribution     6
               Employer Profit Sharing Account    6
               Employer Profit Sharing Contribution    7
               Employment     7
               Entry Date     7
               ERISA     7
               ESOP Account   7
               Extended Break in Service     7
               Forfeiture     7
               Fund 8
               Hour of Service     8
               Investment Fund     8
               Investment Manager  8
               Matching Contribution    9
               Maternity Absence   9
               Net Gain" or "Net Loss   9
               One-Year Break in Service     9
               Normal Retirement Date   10
               Participant    10
               Permanent Disability or Permanently Disabled 10
               Plan 10
               Plan Year 10
               Retirement, Retired or Retires     10
               Rollover Account    10
               Rollover Contribution    11
               Salary Savings Account   11
               Salary Savings Contribution   11
               Trust     11
               Trustee   12
               Valuation 12
               Valuation Date 12
               Voluntary Contribution   12
               Voluntary Contribution Account     12
               Years of Service    12
          2.02 Construction   12

     ARTICLE III  Eligibility 13

     3.01 Participation  13
          3.02 Enrollment     13
          3.03 Duration  14

     ARTICLE IV  Contributions     15

          4.01 Salary Savings Contributions  15
          4.02.     Employer Matching Contributions    16
          4.03 Employer Profit Sharing Contributions.  16
          4.04 Employer Discretionary Contributions    16
          4.05 Employers  Contribution of Participants  Salary
Savings Amounts     16
          4.06 Voluntary Contributions  16
          4.07 Rollover Contributions   17
          4.08 Condition on Employer Contributions     18
          4.09 Time of Contributions    18
          4.10 Form of Contributions    18
     4.11 Employer Contribution of Unused Vacation Pay 19

     ARTICLE V  Accounts 20

          5.01 Accounts of Participants 20
          5.02 Plan Accounting     21
          5.03 Determination of Net Gain or Net Loss   21
          5.04 Accounting for Company Stock  21
          5.05 Allocation of Contributions.  22
          5.06 Participant Statements   22
          5.07 Valuation by the Trustee Conclusive     22
          5.08 Errors in Valuation 23

     ARTICLE VI  Company Stock     24

          6.01 Voting Company Stock     24
          6.02 Contingent Put Option to Sell Company Stock  24

     ARTICLE VII  Distributions    27

     7.01 Distributions upon Termination of Employment 27
          7.02 Termination by Death, Retirement or Disability
27
          7.03 Termination by Resignation or Dismissal 27
          7.04 Treatment of Forfeitures 28
          7.05 Re-Employment of Participants Returning Before
             an Extended Break in Service    29
          7.06 Manner of Distribution   29
          7.07 Timing of Distribution   30
          7.08 Mode of Distribution     32
          7.09 Distributions to Qualified Participants 33
          7.10 In-Service Withdrawals   33
          7.11 Dividend Pass Through    34
          7.12 Direct Rollover Option   34
          7.13 Designation of Beneficiary    35
          7.14 Distributions Pursuant a Domestic Relations Order
36
          7.15 Hardship Withdrawals.    37

     ARTICLE VIII  Loans 40

     8.01 Loan Program   40
          8.02 Amounts of Loans    40
          8.03 Effect on Account Balances    41
          8.04 Loan Terms     41

     ARTICLE IX  Limits on Contributions     42

          9.01 Special Definitions 42
          9.02 General Limitation on Annual Additions  45
          9.03 Combined Limitation on Annual Additions 45
          9.04 Excess Annual Additions  46
          9.05 Limitation on Elective Deferrals   47
          9.06 Limit on Voluntary Contributions and Employer
               Matching Contributions   48
          9.07 Limitation on Multiple Use    50
          9.08 Aggregation of Plans     50
          9.09 Qualified Nonelective Contributions     51

     ARTICLE X  Required Top-Heavy Plan Provisions     53

          10.01     Special Rules Where Plan Is Top-Heavy   53
          10.02     Special Definitions 53
                    Accrued Benefit     53
                    Aggregated Plan     54
                    Determination Date  54
                    Key Employee   54
                    Top-Heavy Plan Year 55
                    Top-Heavy Ratio     55
          10.03     Minimum Allocation in Top-Heavy Plan Years
55

     ARTICLE XI  The Trust and Trustee  57

          11.01     The Trust 57
          11.02     The Trustee    57
          11.03     The Fund  57
          11.04     Investment Funds    57
          11.05     Participant Investments  58
          11.06     Powers of Trustee    59
          11.07     Compensation and Expenses     61
          11.08     Accounts  61
          11.09     Duty of Person Dealing With Trustee     62
          11.10     Resignation and Removal of the Trustee  62
          11.11     Investment Fund Transition Rules   62

     ARTICLE XII  Plan Administration   64

          12.01     Allocation of Responsibility Among
                    Fiduciaries    64
          12.02     Fiduciary Duties    65
          12.03     The Committee  65
          12.04     Committee Action    66
          12.05     Administrative Powers    66
          12.06     Investment Direction and Investment Manager
67
          12.07     Records and Reports 68
          12.08     Information to be Provided    68

     ARTICLE XIII  Amendment, Merger and Termination   69

          13.01     Amendment 69
          13.02     Merger    69
          13.03     Termination    70
          13.04     Partial Termination 70

     ARTICLE XIV  Miscellaneous    72

          14.01     Interest of Participants 72
          14.02     Title to Assets     72
          14.03     Not a Contract of Employment  72
          14.04     Spendthrift Clause  72
          14.05     Addresses 73
          14.06     Information on Participants   73
          14.07     Regularly Kept Records Are Binding 73
          14.08     Claims    73
          14.09     Indemnification     74
          14.10     Payments to Minors. Etc. 75
          14.11     Unclaimed Payments  75
          14.12     Reversions     76
          14.13     Necessary Parties   77
          14.14     Company Action 77
          14.15     Company as Agent for Employers     77
          14.16     Plan Expenses  77
          14.17     Agent for Service of Process  78
          14.18     Illinois Law to Govern   78
          14.19     Special Rules Relating to Veterans
Reemployment
              Rights Under USERRA  78

     ARTICLE XV  Provisions Applicable to Annuity Distributions
80

     15.01     Annuity Forms of Distribution 80
          15.02     Determining Optional Form of Distribution;
Qualified Elections 80
          15.03     Qualified Joint and Survivor Annuity    81
          15.04     Qualified Preretirement Survivor Annuity
81
          15.05     Election Procedures 81
          15.06     Benefit Starting Date    83
          15.07     Notice Requirements 83

     ARTICLE XVI  ESOP Provisions  85

          16.01     Special Provisions Applicable When an Exempt
Loan Is Outstanding 85
          16.02     Form of Contributions    85
          16.03     Accounts of Participants 85
          16.04     Exempt Loans   86
          16.05     Allocation of Contributions.  87
          16.06     Loan Suspense Account    87
          16.07     Allocation of Company Stock Released from the
Loan
             Suspense Account 88
          16.08     Investment in Company Stock   88
     16.09     Voting Company Stock     89
          16.10     Aggregation of Plans     89
          16.11     Dividend Pass Through    90





     GRAND PREMIER FINANCIAL, INC.
     SAVINGS AND STOCK PLAN AND TRUST
     (As Amended and Restated Effective January 1, 1997)


     ARTICLE I

     Purpose, Intent and Effective Date

     1.01 Purpose. Prior to January 1, 1997, Premier Financial Services, Inc. ( Premier ) had established and maintained the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust (the Premier Plan ), the successor by merger to the Premier Financial Services, Inc. Employees Profit-Sharing Plan and Trust and the Premier Financial Services, Inc. Employee Stock Ownership Plan and Trust, and Northern Illinois Financial Corporation ( NIFCO ) had established and maintained the Northern Illinois Financial Corporation Profit-Sharing and 401(k) Savings Plan (the NIFCO Plan ). In connection with the merger of NIFCO into Premier, the NIFCO Plan was merged into the Premier Plan effective December 31, 1996 and, effective January 1, 1997, the Premier Plan was amended and restated in the form of this Grand Premier Financial Services, Inc. Savings and Stock Plan and Trust (the Plan ). Grand Premier Financial, Inc. (the Company ) now maintains the Plan to provide its eligible Employees with a tax deferred savings program and to enable its eligible Employees to acquire an equity ownership in the Company.
     1.02 Intent. The Company intends this Plan, as amended from time to time, to be a qualified profit-sharing and stock bonus plan under Section 401(a) of the Code in full compliance with ERISA, with the portion of the Plan comprising ESOP Contributions and ESOP Savings and Matching Contributions being a leveraged employee stock ownership plan under Section 4975(e)(7) of the Code, and the feature of the Plan comprising Salary Savings Contributions being a qualified cash and deferred arrangement under Section 401(k) of the Code; and intends the Trust created hereunder to be exempt from taxation under Section 501(a) of the Code. The Company intends to continue to maintain this Plan for the above purposes indefinitely, subject always, however, to the rights reserved in the Company to amend and terminate the Plan as set forth below.
     1.03 Effective Date. Except as otherwise expressly provided herein, the terms of this Plan as herein merged, amended and restated are effective January 1, 1997, for Participants whose Employment terminates on or after that date. The benefits, if any, of participants whose Employment terminated before January 1, 1997, shall be as determined under the terms of the Premier Plan or the NIFCO Plan or both as in effect at the time of such termination.
     1.04 Participation in the NIFCO Plan. On and after the December 31, 1996 merger of the NIFCO Plan into the Premier Plan, each Participant s employment, service and compensation under the NIFCO Plan prior to that date shall count as Employment and Compensation under this Plan for all purposes of this Plan.

     ARTICLE II
     Definitions and Construction
     2.01 Definitions. The following terms, when used in the Plan and initially capitalized as shown below, shall have the following respective meanings, unless expressly otherwise provided:
     "Accounts" mean all accounts maintained for a Participant hereunder.
     "Affiliate" means the Company and: (i) any other member of a controlled group of corporations of which the Company is a member, as determined under Sections 414(b) and 1563(a) of the Code (without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code); (ii) any unincorporated trade or business that is under common control with the Company, as determined under Section 414(c) of the Code; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group that includes the Company, as determined under Section 414(m) of the Code; and (iv) any other entity required to be aggregated with the Company by regulations under Section 414(o) of the Code. For purposes of applying this definition and Section 1563(a) and 414(b) and (c) of the Code to Sections 9.02 and 9.03 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" at each place it appears in
Section 1563(a)(1) of the Code. For purposes of this definition, an Affiliate shall be considered an Affiliate only for the time during which it satisfies the above conditions for being an Affiliate.
     "Annual Valuation Date" means the last day of the Plan Year.

     "Beneficiary" means the person or persons who become entitled to receive benefits under this Plan by reason of the death of a Participant.
     "Board" means the Board of Directors of the Company as from time to time constituted.
     "Code" means the Internal Revenue Code of 1986 as from time to time amended. References to any Section of the Code herein shall include any successor provisions thereto.
     "Committee" means the Committee appointed to administer the Plan pursuant to Section 12.03.
     "Company" means GRAND PREMIER FINANCIAL, INC., a Delaware corporation.
     "Company Stock" means common stock of the Company.
     "Company Stock Fund" means the Investment Fund invested in Company Stock as provided in Section 11.04.
     "Compensation" means the total wages or salary, overtime, commissions, bonuses, and any other taxable remuneration reportable on Internal Revenue Service form W-2 paid to an Employee during the Plan Year while a Participant in the Plan, including any amount deferred by a Participant under the terms of a Salary Savings Agreement, but disregarding, for Plan Years beginning on or after January 1, 1989 and prior to January 1, 1994, to the extent required by Section 401(a)(17) of the Code, Compensation at an annual rate in excess of $200,000 (as periodically adjusted pursuant to Section 401(a)(17) of the
Code).
          (a) In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          (b)  For Plan Years beginning on or after January 1,
1994, any reference in this Plan to the limitation under Section
401(a)(17) of the Code shall mean the OBRA '93 annual
Compensation limit set forth in this provision.

          (c) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

     "Eligible Rollover Distribution" means any distribution from this Plan (or, where applicable, any other plan qualified under Section 401(a) of the Code) of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include:
          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

          (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

          (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company
Stock or other employer securities);

          (d) the return to a Participant of contributions and income or similar corrective distribution under Article IX of this Plan or otherwise described in regulations under Sections
401(k), 401(g), 401(m) or 415 of the Code;

          (e) dividends on Company Stock paid and distributed currently under Section 7.11 of this Plan or other currently distributed dividends on employer securities as described in
Section 404(k) of the Code;

          (f)  a charge against a Participant's Accounts under
Section 8.02 of this Plan respecting a loan in default or other deemed distribution under Sections 72 and 402 of the Code arising from default on a loan; and

          (g) similar items as designated in regulations or other rulings, notices or guidance under Section 401(a)(31) of the Code.

     "Eligibility Year of Service" of an Employee means: (i) initially, the twelve (12) month period beginning with the date the Employee first performed an Hour of Service in Employment and during which he or she completes at least one thousand (1,000) Hours of Service, and (ii) if the Employee does not complete at least 1,000 Hours of Service during such initial period, the first Plan Year that commences after the Plan Year in which the Employee first performed an Hour of Service and during which he or she completes at least 1,000 Hours of Service.
     "Employee" means any individual in Employment, but shall not include any "leased employee" within the meaning of Section 414(n) of the Code (who is regarded as an employee for purposes of applying the minimum coverage requirements of the Code) except for purposes of crediting Hours of Service if such individual later enters Employment with an Employer.
     "Employer" means the Company and any other Affiliate that, with the approval of the Company, adopts the Plan by action of its board of directors.
     "Employer Discretionary Account" means the record of a Participant's interest in the Fund attributable to Employer Discretionary Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.
      Employer Discretionary Contribution means a discretionary Employer contribution determined by the Board in accordance with
Section 4.04.
     "Employer Profit Sharing Account" means the record of a Participant's interest in the Fund attributable to Profit Sharing Contributions made by the Employer, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.
     "Employer Profit Sharing Contribution" means an Employer contribution that is based on Company performance in accordance with Section 4.03.
     "Employment" means service in a common law employee-employer relationship with the Company or any Affiliate; provided that, only individuals who are paid as employees from the Employer payroll and treated by the Employer at all times as Employees shall be deemed to be in Employment for purposes of the Plan. Any person retroactively or in any other way held or found to be a common-law employee shall not be eligible under the Plan for any period during which he or she was not treated as in Employment with the Employer.
     "Entry Date" means the first day of each calendar month. "ERISA" means the Employee Retirement Income Security Act of
1974, as from time to time amended. References to any Section of ERISA herein shall include any successor provisions thereto.
     "ESOP Account" means the record of a Participant's interest in the Fund attributable to ESOP Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan. Participants ESOP Accounts shall be invested in Company Stock, but not in the Company Stock Fund.
     "Extended Break in Service" of an Employee means a period of at least a One-Year Break in Service ending on or before December 31, 1984, or a period of at least five consecutive One-Year Breaks in Service for such Employee ending after December 31, 1984.
     "Forfeiture" means that part or all of a Participant's Employer Discretionary Contribution or Profit Sharing Account that is not distributable to the Participant or his or her Beneficiary by reason of Section 7.03 hereof.
     "Fund" means the trust fund held and maintained for purposes of the Plan under the terms of the Trust established hereunder.
     "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment from the Company or an Affiliate:
          (a)  for the performance of duties; or

          (b) on account of a period of time for which no duties were performed (whether or not the employment relationship has terminated) such as vacation, holidays, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence), provided, however, that (A) no more than 501 Hours of Service shall be credited under this clause on account of any single period during which the Employee performs no duties and
(B) no Hours of Service shall be credited under this clause where the payment is made under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability laws or where the payment solely reimburses the Employee for medical or medical-related expenses incurred by him or her; and

          (c) by reason of back pay (irrespective of mitigation of damages) awarded to the Employee or agreed to by the Employer or Affiliate, provided, however, that no duplicate credit for the same Hours of Service shall be given under both clauses (a) and
(b) and this clause (c).

Hours of Service under clause (i) shall be credited to the Plan Year (or Eligibility Year of Service) during which the duties were performed, and Hours of Service under clauses (ii) and (iii) shall be credited to the Plan Year (or Eligibility Year of Service) in which occurred the period during which no duties were performed in accordance with the rules of Department of Labor regulation 29 C.F.R. 2530.200b-2(b), which is incorporated herein by this reference.
     "Investment Fund" means any of:
          (a)  the Company Stock Fund, and

          (b) any other investment fund maintained by the Trustee pursuant to Section 11.04 for purposes of this Plan.

     "Investment Manager" means any person or organization designated as such by the Committee pursuant to Section 12.06:
          (a) who has the power to manage, acquire or dispose of any asset in the Fund;

          (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company qualified to perform asset management services under the laws of more than one state; and

          (c) who has acknowledged in writing that he, she or it is a fiduciary with respect to the Plan.

     "Matching Contribution" means an additional Employer contribution made with respect to Salary Savings Contributions pursuant to Section 4.02.
     "Maternity Absence" means the absence of an Employee from service with the Company or an Affiliate if such absence commences on or after January 1, 1985:
          (a)  by reason of the pregnancy of the Employee;

          (b)  by reason of the birth of a child of the Employee;


          (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such employee; or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement;

provided that the Employee establishes to the satisfaction of the Committee the length of such absence and that such absence was for one of the reasons listed above.
     "Net Gain" or "Net Loss" means the increase or decrease in the value of the Fund, or of any component Investment Fund, determined in accordance with Section 5.03 hereof.
     "One-Year Break in Service" of an Employee means Plan Year in which he or she does not complete more than 500 Hours of Service. A One-Year Break in Service shall not be deemed to have occurred if the Employee is absent: (i) on an approved leave of absence granted by the Company or an Affiliate on or after August 5, 1993, pursuant to the Family and Medical Leave Act, if the Employee returns to work for the Company or an Affiliate at the end of such leave of absence; or (ii) from employment with the Company or an Affiliate by reason of service in the uniformed services (as that term is defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 ( USERRA )) for a period during which the Employee s reemployment rights are guaranteed by USERRA, and the Employee is reemployed by the Company or an Affiliate under the terms of Section 4312 of USERRA.
     "Normal Retirement Date" means a Participant's 65th birthday.
     "Participant" means an Employee who meets the requirements of Article III for participation in the Plan and a former Employee who is entitled to benefits hereunder.
     "Permanent Disability" or "Permanently Disabled" means a physical or mental condition that prevents a Participant from performing his or her normal duties for the Employer and that further prevents such Participant from performing any other similar duties for the Employer for which the Participant is qualified by education, training or experience. A Participant shall be deemed Permanently Disabled for purposes of the Plan if such Participant qualifies for disability benefits from Social Security or under the terms of any other formal written long-term disability program maintained by the Employer.
     "Plan" means the GRAND PREMIER FINANCIAL, INC. SAVINGS AND STOCK PLAN AND TRUST, as herein set forth and as from time to time amended.
     "Plan Year" means the fiscal year of the Plan, which coincides with the calendar year.
     "Retirement" "Retired" or "Retires," when used with reference to a Participant, means the termination of such Participant's Employment (for any reason other than death) on or after his or her Normal Retirement Date.
     "Rollover Account" means the record of the value of an Employee's interest in the Fund resulting from such Employee's Rollover Contribution pursuant to Section 4.07, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.
     "Rollover Contribution" means a transfer to this Plan of part or all of the amount (or property) distributed to an Employee in an Eligible Rollover Distribution (or in a distribution before 1993 excluded from the distributee's gross income by Section 402(a)(5) of the Code as then in effect) from another employee benefit plan qualified under Section 401(a) of the Code (the "other plan") if the part or all of the distribution is transferred to this Plan:
          (a)  in a direct rollover from the other plan under
Section 401(a)(31) of the Code and provisions of the other plan corresponding to Section 7.12 of this Plan;

          (b) by the Employee within sixty (60) days after its receipt by the Employee from the other plan; or

          (c) from an individual retirement account (as defined in Section 408 of the Code) ("IRA") that is a conduit IRA if, but only if, such qualified plan distribution had previously been deposited as a valid rollover contribution and as the only contribution into such conduit IRA and is transferred to this Plan either in an Eligible Rollover Distribution from such conduit IRA or by the Employee within sixty (60) days after the Employee's receipt of his or her distribution from the conduit IRA, and includes the earnings thereon.

     "Salary Savings Account" means the record of a Participant's interest in the Fund attributable to Salary Savings Contributions of the Participant and associated Matching Contributions of the Employer, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.
     "Salary Savings Contribution" means a contribution made under the terms of a Participant's Salary Savings Agreement pursuant to Section 4.01.
     "Trust" means the GRAND PREMIER FINANCIAL, INC. SAVINGS AND STOCK TRUST, as set forth in Article XI hereof.
     "Trustee" means GRAND PREMIER TRUST AND INVESTMENT, INC. or such banking association, corporation, other entity, individual or group of individuals appointed as successor Trustee pursuant to Section 11.10.
     "Valuation" means the determination of the value of the assets of the Fund, or of any component Investment Fund, in the manner provided in Section 5.03 hereof, as of the Annual Valuation Date for each Plan Year, or each other Valuation Date, and as of any other date on which the Trustee, in its sole discretion, deems it desirable to make such Valuation.
     "Valuation Date" means each day on which the New York Stock Exchange is open, and as of which a Valuation of the Fund or of any or all component Investment Funds is made or is to be made.
     "Voluntary Contribution" means a Participant's after- tax contribution made pursuant to Section 4.06.
     "Voluntary Contribution Account" means the record of a Participant's interest in the Fund attributable to the Voluntary Contributions from time to time, increased by Net Gains and decreased by Net Losses and by distributions therefrom, all in accordance with the provisions of this Plan.
     "Years of Service" means the number of complete years elapsed since the first date of the Participant s Employment (or since the date of any re-Employment) and during which the Participant was continuously in Employment with the Company or an Affiliate.
     2.02 Construction. The masculine pronoun whenever used herein shall be construed so as to include the feminine and the neuter, and the singular shall be deemed to include the plural whenever the context so requires.

     ARTICLE III
     Eligibility
     3.01 Participation. Each Employee of an Employer who was a Participant in the Premier Plan or the NIFCO Plan on December 31, 1996, shall continue as Participant in the Plan from and after January 1, 1997, subject to the terms and provisions of the Plan. Each other Employee of an Employer who is not covered under the terms of a collective bargaining agreement under which retirement benefits have been subject of good faith bargaining (unless such agreement provides for the Employee's participation in the Plan) shall become a Participant in the Plan on January 1, 1997, or the first Entry Date thereafter on which such Employee meets the following respective requirements:
          (a) With respect to eligibility to participate in Salary Savings Contributions and Matching Contributions:

               (i)  the Employee has attained age twenty-one
(21); and

               (ii) the Employee has completed 12- consecutive months of Employment with the Employer;

          (b) With respect to eligibility to participate in Employer Discretionary and Profit Sharing Contributions:

               (i)  the Employee has attained age twenty-one
(21); and

               (ii) the Employee has completed one Eligibility
Year of Service;

provided he or she is an Employee of an Employer on such Entry
Date.

     3.02 Enrollment. The Committee shall notify eligible Employees of their impending eligibility to participate in the Salary Savings Contributions and Matching Contributions under the Plan as early as practicable before the applicable Entry Date.
As part of the notification the Committee shall provide each eligible Employee with a form of Salary Savings Agreement, form of designation of Beneficiary, form for making initial investment elections, and summary plan description. Participants must complete and return such forms to the Committee in the time and manner allowed by the Committee, or follow such other mechanism, such as a telephone access system, as the Committee makes available, in order to obtain the rights and benefits under this Plan to which such forms relate.
     3.03 Duration. An Employee who becomes a Participant shall continue to be a Participant until his or her Employment with all Employers terminates. Upon such termination of Employment, he or she thereupon shall cease to be a Participant (except with respect to benefits that were accrued and vested prior to such termination) unless and until he or she thereafter returns to active Employment as an Employee of an Employer. A former Participant who is re- employed by an Employer (and continues to meet the requirement of Section 3.01(b)) shall again become a Participant immediately upon such re-Employment.

     ARTICLE IV
     Contributions
     4.01 Salary Savings Contributions. A Participant may enter into a Salary Savings Agreement with the Employer authorizing the Employer to withhold a whole percentage of between one and 13 percent of such Participant's Compensation and to deposit such amount as a Salary Savings Contribution to the Plan. Any such Salary Savings Contribution shall be credited to the Participant's Salary Savings Account. A Participant may change his or her Salary Savings Agreement to increase or decrease his or her Salary Savings Contributions or terminate the Salary Savings Agreement by written notice to the Employer at least fourteen (14) days prior to the end of the payroll period for which such change is to be effective. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods subject to the foregoing limit. In no event may the sum of the amounts withheld under the Salary Savings Agreement in any calendar year exceed $9,500 (as such amount may be adjusted from time to time pursuant to Section 402(g)(5) of the Code). Notwithstanding the Salary Savings Agreement of any Highly Compensated Employee, the Committee, to the extent it determines is necessary or desirable to meet the requirements of Section 9.05, may in its discretion reduce the level of Salary Savings Contributions by, or terminate the Salary Savings Agreement of, any Highly Compensated Employee, or recharacterize such Salary Savings Contributions as Voluntary Contributions, or return excess Salary Savings Contributions to such Highly Compensated Employee as provided in Section 9.05.
     4.02 Employer Matching Contributions. Each Employer shall make a Matching Contribution of twenty-five percent (25%) of the Salary Savings Contributions made for each payroll period by Participants in its Employment during such period.
     4.03 Employer Profit Sharing Contributions. Each Employer may make an Employer Profit Sharing Contribution for a Plan Year in an amount determined in the sole discretion of the Board. The Employer Profit Sharing Contribution made for any Plan Year shall be allocated to the Employer Profit Sharing Accounts of Participants in accordance with the provisions of Section 5.05.
     4.04 Employer Discretionary Contributions. Each Employer may make an Employer Discretionary Contribution for a Plan Year in an amount determined in the sole discretion of the Board. The Employer Discretionary Contribution made for any Plan Year shall be allocated to the Employer Discretionary Accounts of Participants in accordance with the provisions of Section 5.05.
     4.05 Employers Contribution of Participants Salary Savings Amounts. Each Employer shall contribute amounts withheld by it from Participants' Compensation as Salary Savings Contributions under Section 4.01.
     4.06 Voluntary Contributions. A Participant may make Voluntary Contributions to the Plan out of after-tax compensation by so characterizing or recharacterizing all or part of his or her Salary Savings Contributions otherwise made pursuant to
Section 4.05. The Committee may recharacterize the Salary Savings Contributions of any Highly Compensated Employee to the extent it determines is necessary or desirable to meet the requirements of Section 9.05. Any such characterization or re-characterization made voluntarily by a Participant shall, and any such re- characterization imposed by the Committee shall if practicable, be made not later than two and one-half months after the end of the Plan Year in which the original Salary Savings Contributions were made; and shall in all events be made by the end of the Plan Year following the Plan Year in which the original Salary Savings Contributions were made. Notwithstanding the voluntary characterization or re characterization made by a Participant who is a Highly Compensated Employee, the Committee, to the extent it determines is necessary or desirable to meet the requirements of Section 9.05, may in its discretion reduce the level of Voluntary Contributions by, or terminate the Voluntary Contributions election of, any Highly Compensated Employee, or return such Voluntary Contributions to such Highly Compensated Employee as provided in Section 9.05. In no event shall the Voluntary Contributions by a Participant to all qualified plans of any Affiliate for all years of participation exceed ten percent (10%) of the Participant's aggregate Compensation for all years since becoming a Participant. Except as provided by this
Section 4.06, Voluntary Contributions may not be made under this Plan on or after July 1, 1993; but any Voluntary Contributions made prior to that date under the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust or the Premier Financial Services, Inc. Employee Profit-Sharing Plan and Trust (together with any Voluntary Contributions theeafter made under this Section 4.06), shall be credited to and held in the Participant's Voluntary Contributions Account maintained pursuant to the provisions of this Plan.
     4.07 Rollover Contributions. An Employee who meets the requirements of Sections 3.01(a) and (b) above (but whether or not an Entry Date has yet occurred) may make Rollover Contributions to the Plan. Each Employee's Rollover Contribution shall be immediately allocated to his or her Rollover Account. The balance in a Rollover Account shall be nonforfeitable. Prior to accepting such Rollover Contribution the Committee may in accordance with its procedures for Rollover Contributions require such evidence or assurance as it deems desirable from the Participant, or from the administrator of the other plan involved, that such contribution results from an Eligible Rollover Distribution and qualifies as a Rollover Contribution. However, the acceptance of any Rollover Contribution by the Trustee shall not in any manner guarantee the effect under any tax laws of such deposit.
     4.08 Condition on Employer Contributions. Unless an Employer's or the Board's instrument making or authorizing a particular contribution expressly provides to the contrary, all Employer contributions to this Plan are hereby expressly conditioned on the deductibility of such contributions for federal income tax purposes under Section 404 of the Code, and notwithstanding any provision of the Plan to the contrary shall not exceed the maximum amount so deductible.
     4.09 Time of Contributions. The Employer shall pay Salary Savings Contributions and Voluntary Contributions made by or on behalf of a Participant to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Employer s assets; but in no event later than the 15th business day of the month following the month in which the Contributions amounts withheld otherwise would have been paid to the Participants as Compensation, if the Participant had not elected to have such Salary Savings Contributions or Voluntary Contributions made on his or her behalf. The Employer shall pay Matching Contributions, ESOP Contributions and Profit Sharing Contributions to the Trustee by the due date for filing the Employer's federal income tax return for the taxable year to which they relate. For purposes of allocations required under this Plan, all contributions shall be considered a part of the Fund as of the Plan Year to which they relate.
     4.10 Form of Contributions. Rollover Contributions may be made in cash, or in such property as may have been distributed in the Eligible Rollover Distribution to the extent such property is acceptable to the Trustee in its discretion to receive for purposes of this Plan, or in a combination thereof. Employer Matching Contributions may be made in the discretion of the Board in Company Stock (whether authorized and previously unissued or previously issued and reacquired), or in cash, or in a combination thereof. All other contributions shall be made in cash. All property received by the Trustee as a contribution to the Fund shall be received at its fair market value on the date of receipt.
     4.11 Employer Contribution of Unused Vacation Pay. Subject to the limitations of this Section, for each Plan Year, the Employer shall contribute an amount to the Trust on behalf of each Participant equal to the amount of such Participant s unused vacation pay. The amount of each Participant s unused vacation pay shall be determined by the Employer as of the end of each Plan Year, according to the Employer s vacation policy and records, and contributed as soon as practicable after such time. This contribution amount shall be allocated to the Participant s Employer Discretionary Contribution Account and treated as an Employer Contribution for all purposes of the Plan. Employer Contributions made under this Section 4.5 shall be subject to the limitations of Code Sections 401(a)(4), 404(a) and 415, and any amount of unused vacation pay that cannot be contributed to the Trust on behalf of a Participant due to such limitations shall be treated according to the terms of the Employer s vacation policy. Participants shall not have the option to receive the amount of unused vacation pay in cash.




     ARTICLE V
     Accounts
     5.01 Accounts of Participants. The Committee shall maintain, or cause the Trustee or Investment Manager to maintain, bookkeeping Accounts for each Participant showing respectively each Participant's interest in the Fund, if any, attributable to:

          (a)  Salary Savings and Matching Contributions,
          (b)  Employer Profit Sharing Contributions,
          (c)  Employer Discretionary Contributions,
          (d)  Voluntary Contributions,
          (e)  ESOP Contributions, and
          (f)  Rollover Contributions,
and the Net Gain or Net Loss attributable thereto. Except as provided in Section 9.05 (relating to excess Matching Contributions and excess Voluntary Contributions), Section 8.01 (relating to Plan loans in default), and Section 14.11 (relating to unclaimed payments), the Salary Savings Account, Voluntary Contribution Account, ESOP Account, and Rollover Account of a Participant shall be fully vested and nonforfeitable. The Employer Discretionary Account and Employer Profit Sharing Account of a Participant shall become vested and nonforfeitable in accordance with Section 7.03. The Committee shall maintain, or cause the Trustee or Investment Manager to maintain, subaccounts within each such Account reflecting: (i) the investment of each such Account in the Investment Funds maintained under Section 11.04; (ii) the portion of a Participant s Salary Savings Account that is attributable to Employer Matching Contributions; and (iii) the portion (if any) of a Participant's Salary Savings Account that is attributable to ESOP Savings and Matching Contributions. The Committee or Trustee may maintain, or cause the Investment Manager to maintain, such other accounts and subaccounts as the Committee or Trustee deems necessary or desirable or as the Committee may direct.
     5.02 Plan Accounting. As of each Valuation Date there shall be allocated to each Account its proportionate share since the last Valuation Date of the Net Gain or Net Loss of the Investment Funds in which it has been invested.
     5.03 Determination of Net Gain or Net Loss. The investments in each Investment Fund, including the Company Stock Fund, shall be maintained in full and fractional shares or units. The Trustee is responsible for determining the number of full and fractional shares or units of each such Fund. To the extent an Investment Fund is comprised of a collective investment fund of the Trustee, the net asset and unit values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. Fees and expenses incurred for the management and maintenance of Investment Funds shall be charged at the Investment Fund level and reflected in the Net Gain or Loss of each Investment Fund.
     5.04 Accounting for Company Stock. The following additional rules shall apply to the Company Stock Fund:
          (a) Shareholder Rights. Shareholder Rights with respect to all Company Stock in an Account shall be exercised by the Trustee in accordance with directions from the Participant pursuant to the procedures of Section 6.01 and the Trust Agreement.

          (b) Tender Offer. If a tender offer is commenced for Company Stock, the provisions of the Trust Agreement regarding the response to such tender offer, the holding and investment of proceeds derived from such tender offer and the substitution of new securities for such proceeds shall be followed.

          (c) Dividends and Income. Dividends (whether in cash or in property) and other income received by the Trustee in respect of Company Stock shall be reinvested in Company Stock and shall constitute income and be recognized on an accrual basis as of the record date with respect to such dividend; provided that, with respect to any dividend that is reflected in the market price of the underlying stock, the Company shall direct the Trustee during such trading period to trade such stock the regular way to reflect the value of the dividend, and all Fund transfers and cash distributions shall be transacted accordingly with no accrual of such dividend, other than as reflected in such market price.

          (d) Transaction Costs. Any brokerage commissions, transfer taxes, transaction charges, and other charges and expenses in connection with the purchase or sale of Company Stock shall be added to the cost thereof in the case of a purchase or deducted from the proceeds thereof in the case of a sale; provided, however, where the purchase or sale of Company Stock is with a "disqualified person" as defined in Section 4975(e)(2) of the Code or a "party in interest" as defined in Section 3(14) of ERISA, no commissions may be charged with respect thereto.

     5.05 Allocation of Contributions. Salary Savings Contributions and associated Matching Contributions shall be allocated directly to the Salary Savings Accounts of Participants making the Salary Savings Contributions. Voluntary Contributions and Rollover Contributions shall be allocated directly to the respective Accounts of Participants making such contributions. Employer Profit Sharing and Discretionary Contributions, if any, and Forfeitures becoming available for reallocation under Section 7.04, shall be allocated to the Accounts of Participants employed by an Employer on the last day of the Plan Year who have completed at least 1,000 Hours of Service during such Plan Year, and to the Accounts of Participants who have terminated Employment during the Plan Year as a result of death, Permanent Disability or after attaining of Normal Retirement Age regardless of the number of hours worked, in proportion to each eligible Participant's Compensation earned during the Plan Year while a Participant in the Plan.
     5.06 Participant Statements. Upon completing the allocations described above, the Committee shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last Valuation Date and the fair market value of his or her Accounts as of the current Valuation Date.
     5.07 Valuation by the Trustee Conclusive. In all matters, the determination of the net value of the assets of the Fund made by the Trustee shall be conclusive; provided, however, that the valuation of any Company Stock held in the Fund that is first acquired by the Trust on or after January 1, 1987 and is not at the relevant time readily tradeable on an established securities market shall, for purposes of all activities of the Plan, determined by an independent appraiser meeting the requirements of Section 401(a)(28)(C) of the Code.
     5.08 Errors in Valuation. Upon the discovery of any error or miscalculation in the valuation of an Account, the Trustee shall correct the same insofar as, in the Trustee's discretion, the correction is feasible, and any gain or loss resulting therefrom shall be treated as income or expense to be credited or charged to the Fund in the year in which such correction is made, and any correction so made shall not otherwise change the value of any other Participant's Account as such value was determined at the time such error or miscalculation was made.

     ARTICLE VI
     Company Stock
     6.01 Voting Company Stock. The vote of Company Stock allocated to the Accounts of Participants on the record date for such vote shall be passed through to the Participant (or Beneficiary) to whose Account the Company Stock is allocated. To this end, in the event the Trustee is notified by proxy solicitation or otherwise of any matter to be brought before a meeting of stockholders of the Company, the Trustee shall advise, or cause the Company to advise, each Participant (or Beneficiary) in writing of such matter and request instructions from each such Participant (or Beneficiary) on how the Company Stock allocated to his or her Company Stock Account is to be voted. Such instructions may include an instruction to abstain. All voting Company Stock as to which instructions have been requested and received shall be voted in accordance with such instructions. Voting Company Stock as to which no instructions have been received shall be voted in the same proportion as the Company stock for which voting instructions have been received or, if necessary to comply with ERISA, by the Trustee, in its sole discretion.
     6.02 Contingent Put Option to Sell Company Stock. If at any time Company Stock is neither listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 ("Listed"), nor quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 ("Quoted"), each Participant or his or her Beneficiary, or his or her legal representatives, heirs or legatees in case of the death of such Participant or Beneficiary (hereinafter called "Selling Stockholder"), shall have the option (hereinafter called the "Put Option") to require the Company to buy the shares of Company Stock distributed to him or her from the Trust on the terms and conditions set forth in this Section 6.02:
          (a) Term. The initial term during which the Put Option may be exercised shall begin on the date such shares of Company Stock are distributed and end on the 60th day thereafter. If the Put Option is not exercised within that initial term, the Put Option may again be exercised during a second term which shall begin on the date the distributee receives notice of the revaluation prescribed by subsection (b) below and end on the 60th day thereafter. If the Put Option is not exercised during that second term, it shall wholly and completely terminate.

          (b) Revaluation. Following the valuation of the Company Stock on the Annual Valuation Date as of the last day of the Plan Year in which the initial term prescribed by subsection
(a) expired, the Trustees shall notify each distributee who received Company Stock in such distribution but did not exercise the Put Option during the initial term of the value of Company Stock as determined on such Annual Valuation Date.

          (c) Purchase Price. The purchase price for the Company Stock shall be its value determined pursuant to Section
5.09 as of the last Valuation Date preceding the exercise of the Put Option.

          (d) Manner of Exercise. The Selling Stockholder shall exercise the Put Option by giving notice (i) in writing, and (ii) mailed by prepaid registered or certified mail to the Company and shall contain (A) the name of the Selling Stockholder exercising the Put Option and his or her address, and (B) the number of shares being offered for sale.

          (e) Repurchase by Trust or Company. Immediately upon receipt of such notice of exercise, the Company shall advise the Trustee of such notice and the Trustee may purchase all or a portion of the Company Stock. In the event that not all of the shares offered are accepted by the Trustee, the balance of the shares shall be sold to the Company.

          (f) Payment. The purchase price will be paid by delivering to the Selling Stockholder a promissory note of the purchaser providing for payment in substantially equal annual installments over a period of five (5) years with adequate security and interest at a reasonable rate, provided, however, that the purchaser may prepay such note at any time without penalty.

          (g) Place and Time of Closing. The sale of Company Stock shall be closed at the office of the purchaser at a time during ordinary business hours fixed by the Selling Stockholder not more than thirty (30) days after the date on which the notice of exercise is served.

          (h) Delivery of Stock and Closing Documents. Upon the closing of a sale the Selling Stockholder shall deliver to the purchaser in exchange for payment by the purchaser the certificates of stock being sold, endorsed for transfer, and bearing any necessary documentary stamps and such assignments, certificates of authority, tax releases, consents to transfer, Instruments and evidence of the title of the Selling Stockholder as may be reasonably required by counsel for the purchaser.

The Put Option provided by this Section 6.02 shall lapse in the event such Company Stock becomes Listed or Quoted; provided, however, that the Put Option shall not lapse so long as the Company Stock may continue to be subject to any restriction under any Federal or state securities law, any regulation thereunder, or any other agreement, which would make such Company Stock not as freely tradeable as stock not subject to such restriction.

     ARTICLE VII
     Distributions
     7.01 Distributions upon Termination of Employment. Each Participant whose Employment is terminated shall be entitled to a distribution of (i) all of the Participant s Rollover Account;
(ii) all of the Participant s Salary Savings Account, (iii) all of the Participant s Voluntary Contribution Account, (iv) all of the Participant s Employer Matching Account, (v) all of the Participant s ESOP Account, and (vi) that portion (which may be all) of the Participant s Employer Discretionary Account and Profit Sharing Account determined in accordance with Section 7.02 and 7.03 hereof. Account balances will be valued for this purpose as of the last Valuation Date preceding actual distribution (reduced by any earlier distributions since the last Valuation Date) and will be payable in accordance with the provisions of this Article.
     7.02 Termination by Death, Retirement or Disability. If a Participant's Employment terminates on or after his or her Normal Retirement Date, or by reason of his or her Permanent Disability or death, the Participant (or his or her Beneficiary, as the case may be) shall be entitled to a distribution of the entire balance in his or her Employer Discretionary Account and Profit Sharing Account.
     7.03 Termination by Resignation or Dismissal. If a Participant's Employment terminates before the Participant s Normal Retirement Date for a reason other than his or her Permanent Disability or death, such Participant shall be entitled to a distribution of the applicable percentage of his or her Employer Discretionary Account, and Profit Sharing Account based upon the Participant s completed Years of Service (whether or not consecutive) on the date his or her Employment terminates, in accordance with the following table:


               Completed Years               Vested Percentage
                     of Service                   of Accrued
Benefit

               Less than five                   0%
               Five or more                       100%

provided, that the Vested Percentage of a Participant shall not be less than the Participant s Vested Percentage in his or her Accounts under the Premier Plan or the NIFCO Plan, as applicable, prior to January 1, 1997.
     7.04 Treatment of Forfeitures. That part of a Participant's Employer Discretionary Account and Profit Sharing Account that is not distributable as provided in Section 7.03 hereof shall be a Forfeiture as of the date such Participant s termination of Employment occurs. Forfeiture amounts shall be held in a separate Forfeiture Account that shall not share in Net Gain and Net Loss until the earlier of (i) the date the Participant s Accounts are distributed to him under this Article VII, or (ii) the date as of which the Participant incurs a One-Year Break in Service, after which the Forfeiture Account relating to such Participant shall be reallocated as a part of the Employer contributions as set forth in Section 5.05 for the Plan Year in which such Forfeiture became permanent. If a Participant who has incurred a Forfeiture is re-employed by the Company or an Affiliate after the Forfeiture Account attributable to him has been reallocated, and repays to the play (without interest) before the earlier of (i) 5 years after the first date on which the Participant is re-employed by the Employer, or (ii) the date as of which the Participant incurs a subsequent Extended Break in Service, the amount (if any) distributed to him or her upon such prior termination of Employment, the amount of such Forfeiture shall be reinstated to his or her Employer Discretionary or Profit Sharing Account.
     7.05 Re-Employment of Participants Returning Before an Extended Break in Service. In the case of a partially vested Participant whose Employment is terminated and who received a distribution from the Plan but who is re-employed by the Company or an Affiliate prior to incurring an Extended Break in Service, the amount of such Participant's then current Profit Sharing and Employer Discretionary Account balances that are nonforfeitable shall thereafter be computed as follows:
     Step 1. Add the amount of any distribution made to such Participant from his Employer Profit Sharing and Discretionary Accounts as a result of his or her termination of Employment to the then current balance in his or her Account.
     Step 2. Multiply such Step 1 sum by the applicable nonforfeitable percentage as set forth in Section 6.03.
     Step 3. Subtract the amount of the prior distribution from such Step 2 product.
     7.06 Manner of Distribution. Any amounts to which a Participant whose Employment terminates is entitled hereunder shall be distributed to such Participant in one or more lump sums representing the full amount distributable at the time of such distribution, unless:
          (a) on the date of a Participant's termination of Employment the amount distributable from his or her Accounts exceeds $3,500, and

          (b) the Participant elects to receive distribution of his or her Employer Discretionary and Profit Sharing Accounts in the form of installments, with the consent of his or her spouse in the manner (but subject to the exceptions) specified in
Section 7.10 if the Participant is married, by written notice to the Committee in a form acceptable to the Committee before the date on which distribution would otherwise be made under Section 7.07;

in which event distribution of his or her Accounts shall be made in substantially equal installments payable not less often than annually over a period not exceeding the joint life expectancy of the Participant and his or her designated Beneficiary.
     If distribution is made in installments, the minimum distribution to be made each year will be an amount equal to the quotient obtained by dividing the distributable balance of the Participant's Accounts at the beginning of the Plan Year in which payments begin by the period selected. Life expectancies for this purpose shall be computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For purposes of this computation, the life expectancy of a Participant, and of the Participant's spouse if he or she is the Participant's Beneficiary, shall be recalculated annually. However, the life expectancy of a non-spouse Beneficiary shall not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assume that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant. Notwithstanding the foregoing, a Participant who was a Participant in the NIFCO Plan prior to January 1, 1997, may elect to have the portion of his Accounts attributable to Company contributions under the NIFCO Plan prior to July 1, 1991 used to purchase an annuity in accordance with Article XV.
     7.07 Timing of Distribution. Distribution will be made or begin as soon as practicable after the first Valuation Date following the later of (i) the date the Participant's Employment terminates, or (ii) the date the Committee receives from the Participant a written request for immediate distribution in form and substance satisfactory to the Committee; unless one or both of such requirements is eliminated and the distribution date is specified by one of the following rules:
          (a) Death. If a Participant has died, whether during his or her employment or after his or her employment has terminated, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the Participant's death.

          (b) Age 65. If a Participant has attained age 65, whether during his or her Employment or after his or her Employment has terminated, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the later of the date the Participant attained age 65 or the date the Participant's Employment terminates.

          (c) $3,500. If upon a Participant's termination of Employment the amount distributable does not exceed (and has never exceeded) $3,500, no written request for immediate distribution shall be required and distribution shall be made as soon as practicable after the Valuation Date that next follows the Participant's termination of Employment.

          (d) Age 70 -. If a Participant who attains age 70 - on or after July 1, 1987, and who is a 5% owner of the Company, has not terminated Employment before the last Valuation Date in the calendar year in which he or she attains age 70 -, then neither a written request for immediate distribution nor termination of Employment shall be required. In such event distribution shall be made in all events by April 1 of the calendar year following the calendar year in which he or she attained age 70 -, based on the balance of the Participant's Accounts as of the last Valuation Date in the calendar year in which he or she attained age 70 -. Amounts credited to such Participant's Accounts in any later calendar year by reason of continuing Employment and participation in the Plan shall similarly be distributed by April 1 of the following calendar year, based upon the balance of the Participant's Accounts as of the last Valuation Date in the preceding calendar year.

Distribution of benefits shall not be delayed without a Participant's consent (which, however, shall be deemed given by the Participant's failure to submit a written request for immediate distribution pursuant to this Section 7.07) beyond 60 days after the end of the Plan Year in which occurs the latest of the date the Participant attains age 65, the date the Participant's employment terminates, or the tenth anniversary of the date the Participant became a Participant in this Plan. Distributions under this Plan shall be made in accordance with the provisions of Section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of those regulations.
     If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulation is given, provided that: (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.
     7.08 Mode of Distribution. Distributions of Participant s ESOP Accounts and other Accounts, to the extent invested in the Company Stock Fund immediately before distribution, shall be in full shares of Company Stock and negotiable check or other cash equivalent in lieu of fractional shares. Distribution of the balance of a Participant's Accounts shall be payable by negotiable check or other cash equivalent; provided, however, that if:
          (a) a Qualified Participant (as defined in Section 7.09) has requested distribution pursuant to Section 7.09 and the Qualified Participant has requested distribution in the form of cash; or

          (b) the Company Stock is not publicly traded, and the Participant has requested distribution in the form of cash; or

          (c) the charter or bylaws of the Company restrict the ownership of substantially all outstanding stock of such issuer to Employees or to a trust described in Section 401(a) of the Code;

all (but not less than all) of a Participant s distribution shall be made in the form of negotiable check or other cash equivalent. To obtain cash for any such distribution the Trustee shall dispose of the Company Stock in the Participant's Accounts for cash in such manner (which may be a sale ratably to the Accounts of all other Participants or a sale to the Company or other Employer) as the Trustee in its sole discretion shall determine. In the event of any such purchase or sale among Participants' Accounts, the price shall be the most recent value of such Company Stock determined pursuant to Section 5.07. In the event of any such purchase or sale between the Trustee and the Company, the price shall be the more favorable to the Trustee of (i) the most recent value of such Company Stock determined pursuant to
Section 5.07, or (ii) the fair market value of such Company Stock on the date of such purchase or sale. Nothing in this Section
7.08 shall be construed to require the Company or any Employer to purchase or sell Company Stock without its consent at the demand of the Trustee.
     7.09 Distributions to Qualified Participants. A Qualified Participant (defined below) may, within 90 days after the close of each Plan Year in his or her Qualified Election Period (defined below), direct by written election in form and substance satisfactory to the Committee that the Subject Portion (defined below) be distributed to him or her in cash within the 90 day period after such election is filed with the Committee. For purposes of this Section:
          (a) "Qualified Participant" means a Participant who has attained age 55 and has completed 10 years of participation in this Plan.

          (b)  "Qualified Election Period" means the six Plan
Year period beginning with the later of the Plan Year during which a Participant first becomes a Qualified Participant or the first Plan Year beginning after December 31, 1986.

          (c) "Subject Portion" of a Qualified Participant's Accounts for any Plan Year means 25% of the balance in the Qualified Participant's ESOP Account as of the last day of the preceding Plan Year, to the extent such Accounts are invested in Company Stock acquired on or after January 1, 1987 (and to the extent such amount exceeds the amount to which a prior election under this Section applied); provided, however, that for the last Plan Year with respect to which a Qualified Participant is entitled to a distribution under this Section, 50% shall be substituted for 25% above.

     7.10 In-Service Withdrawals. A Participant may withdraw all or any part of the fair market value of his or her Voluntary Contributions Account or Rollover Account upon written request to the Committee. After attaining age 59 - any Participant may withdraw all or any part of his or her Salary Savings Account, ESOP Account, Employer Discretionary Account or Profit Sharing Account without separation from service. Any such distributions shall be made in accordance with Section 7.08 hereof and shall not be eligible for redeposit to the Fund. A withdrawal under this Section shall not prohibit such Participant from sharing in any future Employer contributions in which he or she would otherwise be eligible to share.
     7.11 Dividend Pass Through. Cash dividends paid on shares of Company Stock allocated to the ESOP Accounts of Participants shall be distributed to Participants not later than 90 days following the close of the Plan Year. Cash dividends paid on shares of Company Stock held in the Company Stock Fund shall be paid to the Company Stock Fund allocated to Participants in proportion to their account balance invested in the Company Stock Fund and shall be distributed to such Participants not later than 90 days following the close of the Plan Year. Cash dividends on all other Company Stock shall be held in the relevant Account and reinvested pursuant to Section 6.01.
     7.12 Direct Rollover Option. Notwithstanding any other provision of this Plan to the contrary that would otherwise limit a distributee's elections under this Section 7.12, a distributee may elect, in writing, at a time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan, specified by the distributee, which will accept such rollover, in a direct rollover. For purposes of the direct rollover option:
          (a) an "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an Individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution; however, in the case of an Eligible Rollover Distribution to the surviving spouse. an eligible retirement plan is only an individual retirement account or an individual retirement annuity;

          (b) A "distributee" is any Participant; and a Participant's Beneficiary who is his or her a surviving spouse, and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with respect to the Interest of the spouse or former spouse; and

          (c) a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     7.13 Designation of Beneficiary. If, prior to receiving all the distributions to which he or she is entitled, a Participant dies, the remainder thereof shall be paid to such person, persons or organizations, and in such proportions as may be designated by an instrument in writing, and in a form acceptable to the Committee, executed by such Participant and filed with the Committee during his or her lifetime. The Participant (with the consent of his or her spouse, where applicable) may revoke or modify such designation from time to time by filing a new designation of Beneficiary in like manner). No such designation of a Beneficiary shall be effective in the case of a Participant who is survived by his or her spouse unless:
          (a) the Participant's sole primary designated Beneficiary is the Participant's surviving spouse, or

          (b) the Participant's designation of another individual or individuals as Beneficiary or Beneficiaries has been consented to in writing by the Participant's surviving spouse, and such consent acknowledges the effect of the designation and is notarized, or

          (c) the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because his or her spouse cannot be located, or because of such other acceptable circumstances as the Secretary of the Treasury may by regulations prescribe.

The consent of a spouse given respecting another Beneficiary shall apply only if that spouse is the surviving spouse, but shall be irrevocable unless and until the Participant revokes a modifies his or her designation of Beneficiary. If no such designation is effective, or if no designated Beneficiary is then living, then the remaining distributions shall be paid to the Participant's spouse, or, if the Participant has no surviving spouse, to the estate of such Participant.
     7.14 Distributions Pursuant a Domestic Relations Order. Distribution shall be made from the Plan to an alternate payee pursuant to a domestic relations order if, but only if, the Committee determines the order to be a "qualified domestic relations order" as such term is defined under Section 206(d) of ERISA and Section 414(p) of the Code. Upon receipt of a domestic relations order, the Committee shall promptly notify any Participant and alternative payee named in a domestic relations order of the receipt of such order and the procedures of this
Section 7.14 for determining the qualified status of domestic relations orders. An alternate payee shall be permitted to designate a representative to receive copies of notices that are sent to the alternate payee with respect to a domestic relations order. Within a reasonable period after receipt of a domestic relations order, the Committee shall determine whether such order is a qualified domestic relations order as such term is defined under Section 206(d) of ERISA and Section 414(p) of the Code. In making such a determination, the Committee may consult outside counsel and may request additional information from the Participant and alternate payee with regard to the subject domestic relations order. Under no circumstances shall an order be determined to be a qualified domestic relations order if it calls for payments to be made to an alternate payee before the earliest date for such payments as specified in ERISA and the Code, provided, however, that a payment may be made to an alternate payee of the Participant prior to the date the Participant attains his earliest retirement age (as defined in Section 206(d) of ERISA and Section 414(p) of the Code) if such payment is made pursuant to the terms of the qualified domestic relations order. During any period in which benefits appearing to be subject to a domestic relations order are or become payable to a Participant while the issue of whether the order constitutes a qualified domestic relations order is being determined the Committee shall segregate the amounts which would have been payable to the alternate payee during such period in the manner specified by Section 206(d) of ERISA and Section 414(p) of the Code.
     If the Committee is able to make a preliminary determination that a domestic relations order is a qualified domestic relations order, it shall notify any Participant and alternate payee named in the domestic relations order of its preliminary decision that such order constitutes a qualified domestic relations order and shall require such Participant and alternate payee to confirm in writing the Committee's interpretation of the impact of the domestic relations order on the Plan and distributions under the Plan. Upon receipt of such executed confirmation by the Committee, the Committee's preliminary determination shall become final, and the Plan shall make distributions to any alternate payee named in a qualified domestic relations order pursuant to the terms of such order and in the manner specified by Section 206(d) of ERISA and Section 414(p) of the Code. If the Committee determines that a domestic relations order is not a qualified domestic relations order, it shall notify any Participant and alternate payee named in the domestic relations order of such decision.
     7.15 Hardship Withdrawals. The Committee may, in its sole discretion, upon the request of a Participant at any time prior to his or her termination of employment, direct the Trustee to make a lump sum distribution of a portion of the balance of the Participant's Salary Savings Account, for the purposes set forth below, subject to the following rules:
          (a) Each request for a distribution must be made by written application to the Committee supported by such evidence as the Committee may require.

          (b) The amount distributed to a Participant in accordance with this Section 7.15 shall not exceed that portion of the Adjusted Balance of his or her Salary Savings Account that
(i) is not derived from Voluntary Contributions under Section
4.06 and (ii) is not being used as security for a loan made under
Article VIII, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder, less earnings allocated to the Participant's Salary Savings Account on or after December 31, 1988. However, in no event shall the amount available for distribution pursuant to this
Section 7.15 be less than the Adjusted Balance of the Participant's Salary Savings Account on December 31, 1988, less the amount being used as security for a loan made under Article VIII, determined as of the Valuation Date coinciding with or immediately following the date a request is made hereunder.

          (c) The Committee shall direct the Trustee to make a distribution to a Participant in accordance with this Section
7.15 only in the event of the Participant's  hardship.   For
purposes of this Section, a hardship shall be limited to:

               (i) Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code
Section 152) or necessary for any of these persons to obtain medical care described in Code Section 213(d);

               (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii)      Payment of tuition and related
educational fees and room and board for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents;

               (iv) The need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; and

               (v) Funeral expenses of a family member of the Participant.

          (d) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant, which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

          (e)  The Participant shall first obtain all
distributions, other than those on account of hardship, and all nontaxable loans available under the Plan and all other plans maintained by the Company.

          (f)  The Participant's Salary Savings Contributions and
Voluntary Contributions under the Plan, and elective contributions and employee contributions (as defined in Treasury
Regulation Section 1.401(k)) under all other deferred compensation plans maintained by the Company, shall be suspended for twelve (12) months after receipt of the hardship distribution.

          (g) The Participant may not make Salary Savings Contributions under the Plan, or elective contributions under any other plan maintained by the Company, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
Section 402(g) of the Code for such next taxable year, decreased by the Salary Savings Contributions to the Plan and elective contributions to such other plans for the taxable year of the hardship distribution.

          (h) Any distribution made pursuant to this Section shall be made in a manner that is consistent with and satisfies the provision of Section 7.08 and the notice and consent requirements of Code Sections 417 and 411(a)(11). If a Participant is married at the time of the distribution, the Participant must provide to the Committee written evidence of spousal consent to the distribution.


     ARTICLE VIII
     Loans
     8.01 Loan Program. A Participant may borrow against the vested balance of his or her Salary Savings Account under the Plan in accordance with a loan program maintained under procedures (the "Loan Procedures") adopted by the Committee, which the Committee may amend or modify in its discretion from time to time, subject to the specific terms of this Article VIII and any other applicable provisions of this Plan. The Loan Procedures may provide for application forms, permitted purposes for a loan, repayment procedures, interest, security, the occurrence and consequences of a default, and such other terms and procedures as the Committee deems desirable. Nothing in Sections 5.01, 7.01, 13.03 or 13.04 of the Plan (relating to vesting), or in Section 14.04 of the Plan (relating to alienation of benefits) shall preclude such Loan Procedures from requiring the pledge of a Participant's Accounts as security for a loan, providing for the foreclosure of such security interest upon default under a Loan, or providing for the discharge of such loan by payment out of a Participant's Accounts upon default or otherwise.
     8.02 Amounts of Loans. The aggregate amount of all loans from the Fund and any other qualified employer plans (as defined in Section 72(p)(4) of the Code) maintained by the Company or any Affiliate to a Participant shall in no event exceed the lesser of:
          (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from such plans to such Participant during the one (1) year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans from the plan on the date on which the loan was made; or

          (b) fifty percent (50%) of the balance of the Participant's Salary Savings Account.


     8.03 Effect on Account Balances. Any funds loaned to a Participant shall be investment of the Investment Fund to which such loan is attributed with principal and interest paid by a Participant on his or her loan credited to such Investment Fund in the same manner as for any other investment.
     8.04 Loan Terms. Loans to Participants shall be made according to the following terms:
          (a) Each loan shall bear interest at a rate that is one percentage point above the prime rate quoted in The Wall Street Journal on the first business day of the month in which the loan is made;

          (b) A Participant may have no more than two loans outstanding at any time;

          (c)  Payments of principal and interest by a
Participant shall be made through payroll deductions, which deductions shall be irrevocably authorized by the borrowing Participant in writing on a form supplied by the Committee at the time the loan is made to him, and such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof on a substantially level basis in equal quarterly (or more frequent) installments;

          (d) The Committee may charge a borrowing Participant or Former Participant such reasonable administrative fees with respect to each loan as the Committee shall, in its discretion, decide; and

          (e) All loans made under this Article shall mature and be payable in full within five years after the date such loan is made, except that a loan to a Participant used to acquire any dwelling unit that within a reasonable time after the loan is made is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within ten years after the date such loan is made.

The Committee may impose such additional uniform and nondiscriminatory requirements upon Participants and Former
Participants applying for loans as the Committee may determine.

     ARTICLE IX
     Limits on Contributions
     9.01 Special Definitions. For purposes of this Article IX (and Article X), the following terms shall have the following respective meanings:
          (a) "Aggregate Compensation" means the entire wages, salary, and other amounts actually paid by all Affiliates to an Employee for the relevant period for personal services actually rendered in the course of employment; including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses; provided, however, that Aggregate Compensation does not include:

               (i) Affiliate contributions to or distributions from this Plan or any other pension, profit sharing, thrift or other plan of deferred compensation (other than amounts the Employee received and included in his or her gross income under the Code pursuant to an unfunded nonqualified plan not entitled to any special tax benefits);

               (ii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option;

               (iii)     Amounts realized from the exercise of a
nonqualified stock option and income arising at any time other than the time of transfer attributable to the transfer of property in connection with the performance of services; and

               (iv) Other amounts which receive special tax benefits.

          Solely for the purposes of determining whether an Employee of an Affiliate is a Highly Compensated Employee, for determining an eligible Employee's Average Deferral Percentage and Average Contribution Percentage, and for determining the amount contributed on behalf of a key Employee in computing top heavy minimum benefits under Section 10.03 such Employee's Aggregate Compensation shall be increased by such employee's Salary Savings Contributions and all other before-tax contributions made on behalf of such Employee pursuant to any qualified cash or deferred arrangement which is part of any other defined contribution plan maintained by an Affiliate, and by amounts deferred by such Employee under any cafeteria plan maintained by an Affiliate which are excludable from such Employee's taxable income under Section 125 of the Code for such Plan Year.

          An Employee's Aggregate Compensation for any Plan Year commencing on and after January 1, 1989 and prior to January 1, 1994 in excess of $200,000 (as adjusted from time to time pursuant to Code Section 401(a)(17)), and an Employee's Aggregate Compensation for any Plan Year commencing on and after January 1, 1994 in excess of $150,000 (as adjusted from one time pursuant to Code Section 401(a)(17)) shall be disregarded to the extent required by Code Section 401(a)(17).

          (b) "Annual Addition" means the sum, for any Participant, of:

               (i) the Employer contributions under this Plan and Affiliate contributions under any other defined contribution plans on behalf of a Participant for the Limitation Year;

               (ii) Forfeitures allocated to a Participant under any defined contribution plans maintained by Affiliates for the Limitation Year;

               (iii) the Participant's after-tax contributions to any defined contribution plans maintained by Affiliates for the Limitation Year;

               (iv)  any amounts allocated to an individual
medical account, as defined in Section 415 of the Code, that is part of a defined benefit plan maintained by an Affiliate; and

               (v) any amounts attributable to post- retirement medical benefits allocated to the separate account of a Key
Employee under a welfare benefit fund, as defined in Section
419(e) of the Code, maintained by an Affiliate;

          For purposes of this Plan, Annual Additions under (i) above shall be determined, in the event Employer contributions are made hereunder to enable the Trustee to repay an Exempt Loan, as if such contributions were directly allocated to a Participant's Account in cash and not on the basis of the value of the stock released from the Suspense Account and actually allocated to his or her Account.

          Notwithstanding (i) and (ii) above, in any Limitation Year in which no more than one-third of Employer contributions are allocated to Highly Compensated Employees, Annual Additions shall not include ESOP Contributions or ESOP Savings and Matching Contributions applied to the repayment of interest on an Exempt Loan, deductible for the Limitation Year under Section 404(a)(9) of the Code, and charged against the Participant's Account.

          Annual Additions shall be determined for any Participant by treating as one plan all defined contributions plans maintained by any Affiliate in which he or she participates.

          (c) "Annual Benefit" means the annual benefit payable to a Participant in the form of a straight life annuity (figured as if such straight life annuity commenced on the date he or she attains age 55 if such benefit actually commences prior to such time) which is the actuarial equivalent of the Affiliate-contributed benefit payable on account of such Participant's participation in any qualified defined benefit pension plan maintained by the Company or any Affiliate, (considered as one plan), excluding, however:

               (i) the value of qualified joint and survivor annuity provided by such plan(s) to the extent that such value exceeds the sum of (A) the value of straight life annuity beginning on the same date and (B) the value of any post-retirement death benefits which would be payable even if the annuity were not in the form of a qualified joint and survivor annuity;

               (ii) the amount of any benefits attributable to rollover contributions (as defined in Sections 402(b)(4), 403(a)(4), 408(d)(3) and 409(b)(3) and 409(b)(3)(C) of the Code);
and

               (iii)     any ancillary benefits (such as pre-
retirement death and disability benefits and post- retirement medical benefits).

          (d) "Average Contribution Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group and after the application of Sections 9.02, 9.03 and 9.05, of (i) the sum of Employer Matching Contributions and Voluntary Contributions, and, to the extent designated by the Committee and permitted pursuant to regulations under Section 401(m)(3) of the Code, Salary Savings Contributions, if any, attributable to such Eligible Employee for such Plan Year, to (ii) the Eligible Employee's Aggregate Compensation for such Plan Year.

          (e) "Average Deferral Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group and after application of Sections 9.02 and 9.03, of (i) the sum of the Salary Reduction Contributions, if any, attributable to such Eligible Employee for the Plan Year, to
(ii) the Eligible Employee's Aggregate Compensation for such Plan
Year.

          (f)  "Eligible Employee" or "Eligible Highly
Compensated Employee" means an Employee or a Highly Compensated
Employee who is eligible to make Salary Savings Contributions or Voluntary Contributions under the Plan for all or a portion of the Plan Year.

          (g) "Highly Compensated Employee," when used in reference to an Employee for the current Plan Year, means an Employee who:

               (i)  during the current Plan Year or preceding
Plan Year was at any time a 5% owner of any Affiliate, determined after applying the attribution rules of Section 318 of the Code;
or

               (ii) during the preceding Plan Year received Aggregate Compensation from all Affiliates in excess of $80,000 (as periodically adjusted pursuant to Section 414(q)(l) of the Code) and, if elected by the Company, is a member of the group consisting of the top 20% of the Employees when ranked on the basis of Aggregate Compensation paid during such Plan Year.

          A former Employee who was a Highly Compensated Employee when he or she separated from service with all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee hereunder to the extent required by Section 4 14(q)(9) of the Code.

          (h)  "Limitation Year" means the calendar year.

          (i) "Projected Annual Benefit" of a Participant means the Annual Benefit determined under the terms of such plan(s) on the assumption that such Participant continues employment until his or her normal retirement age under such plan(s) (or the Participant's current age, if later), that his or her covered compensation under such plan(s) continues at the same rate as in effect in the Limitation Year under consideration until the date he or she reaches such age, and that other relevant factors used to determine benefits under such plan(s) remain constant as of the current year for all future years.

     9.02 General Limitation on Annual Additions.
Notwithstanding anything in this Plan to the contrary, the Annual Additions allocated to any one Participant's Accounts in any one Limitation Year shall not exceed the lesser of:
          (a) $30,000, or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code on annual benefits under defined benefit plans (as such amount may be adjusted annually by the Commissioner of Internal Revenue as of January 1 of each calendar year for limitation years ending with or within that calendar year), or

          (b) 25% of such Participant's Aggregate Compensation from all Affiliates for such Limitation Year;

The limit on Annual Additions shall be applied for any Participant by treating as one plan all tax qualified defined contribution plans maintained by any Affiliate in which he or she participates. In the event a Participant participates in more than one tax qualified defined contribution plan of an Affiliate, Annual Additions to such other plan shall be reduced to the full extent required to comply with the foregoing limitation before any Annual Additions under this Plan are reduced.
     9.03 Combined Limitation on Annual Additions. If a Participant also participated at any time in any tax qualified defined benefit pension plan or plans maintained by an Affiliate, then before first giving any effect to any reduction in benefits under such defined benefit plan(s) to comply with Section 415 of the Code, the Annual Additions under this Plan shall be reduced so that the sum of the defined benefit fraction and the defined contribution fraction (both as defined in Section 415(e) of the Code) do not exceed 1.0.
     9.04 Excess Annual Additions. If any Participant's Annual Additions would otherwise exceed the limitation of Section 9.02 or 9.03, then Voluntary Contributions under Section 4.03 for such Plan Year shall be returned to the Participant to the extent necessary to eliminate such excess, and any excess remaining after all such Participant's Voluntary Contributions for such Plan Year shall then be used to reduce Employer contributions (with such reduction applied in order until exhausted to (i) Matching Contributions; (ii) Profit-Sharing Contributions; (iii) Discretionary Contributions; (iv) ESOP Contributions; and (v) Salary Savings Contributions) for the next Limitation Year (and succeeding Limitation Years, if necessary) for the Participant if that Participant is covered by the Plan as of the end of the next or succeeding Limitation Year. If the Participant is not covered by the Plan as of the end of such next or succeeding Limitation Year, such excess amounts shall be held unallocated in a suspense account for such Limitation Year and allocated to the corresponding Accounts of the other Participants for such Limitation Year in the same manner as Employer Discretionary and Profit-Sharing Contributions under Section 5.05 until the Annual Addition to the Accounts of each Participant reaches such maximum limitation. Any amounts which may not be allocated to the Accounts of Participants at such time because the Annual Addition to the Accounts of each such Participant has reached the limitation of Section 9.02 or 9.03 shall be held in a suspense account within the Fund and, when permissible under such limitations, allocated, on a first-in-first-out basis, in succeeding Limitation Years to the Accounts of Participants in the manner specified above. If any Participant does not receive the full amount otherwise allocable to his or her Accounts for a Limitation Year because of the restrictions of Section 9.02 and 9.03, no other amount may be allocated for such Participant under any other defined contribution plan maintained b an Affiliate.
     9.05 Limitation on Elective Deferrals. Notwithstanding anything to the contrary in the Plan or contained in any Salary Savings Agreement made pursuant to Section 3.02 or 4.02, all Participant Salary Savings Contribution elections made with respect to any Plan Year shall be valid only to the extent that, after first applying any reduction required by Sections 9.02 and 9.03, the Average Deferral Percentage for such Plan Year of the group of Eligible Highly Compensated Employees shall bear a relationship to the Average Deferral Percentage for the Plan Year immediately preceding such Plan Year of the group of all other Eligible Employees that satisfies either of the following tests:
          (a) the Average Deferral Percentage of the group of Eligible Highly Compensated Employees is not more than the Average Deferral Percentage of the group of all other Eligible Employees multiplied by 1.25; or

          (b) the Average Deferral Percentage of the group of Eligible Highly Compensated Employees is not more than the Average Deferral Percentage of the group of all other Eligible Employees multiplied by 2.0 and the excess of the Average Deferral Percentage of the group of Eligible Highly Compensated Employees over that of the group of all other Eligible Employees is not more than two percentage points.

     If neither of those tests is satisfied for a Plan Year, then Salary Savings Contribution elections for such Plan Year by Participants who are Highly Compensated Employees shall be reduced, to the extent necessary to satisfy one of those tests, in accordance with the following procedure: The Average Deferral Percentage (i.e., the amount described in Section 9.01(e)(i) divided by the amount described in Section 9.01(e)(ii) with respect to each such Highly Compensated Employee) of the Highly Compensated Employee with the highest amount of Salary Savings Contributions shall be reduced to the extent necessary to cause such Highly Compensated Employee s Average Deferral Percentage to equal the Average Deferral Percentage of the Highly Compensated Employee with the next highest amount of Salary Savings Contribution for the Plan Year. This process shall be repeated until the Plan satisfies one of the tests set forth in (a) or (b) above. Salary Savings Contributions reduced under this Section
9.05 (adjusted for earnings, gains and losses allocable thereto) shall be returned to each affected Highly Compensated Employee within two and one-half months following the close of such Plan Year. Any Employer Matching Contributions attributable to Salary Savings Contributions returned pursuant to this Section shall be paid to the affected Highly Compensated Employee at the same time as such Salary Savings Contributions are returned. Salary Savings Agreements made by all Participants who are not Highly Compensated Employees shall remain be valid and Salary Savings Contributions and Employer Matching Contributions for such Participants hereunder shall not be changed. Notwithstanding the foregoing, the Employer may elect to make a qualified nonelective contribution to any Plan Year in order to satisfy the tests in clause (a) or (b), including as such tests may be modified by
Section 9.06.
     9.06 Limit on Voluntary Contributions and Employer Matching Contributions. Notwithstanding anything to the contrary in the Plan or contained in any Participant election made pursuant to
Section 4.03, all Participant Voluntary Contribution elections made with respect to any Plan Year shall be valid only to the extent that, alter first applying any reduction required by Sections 9.02, 9.03 and 9.05, the Average Contribution Percentage for such Plan Year of the group of Eligible Highly Compensated Employees shall bear a relationship to the Average Contribution Percentage for the Plan Year immediately preceding such Plan Year of the group of all other Eligible Employees that satisfies either one of the tests set forth in Section 9.05, with the term "Average Contribution Percentage" substituted for the term "Average Deferral Percentage" wherever such latter term appears
Section 9.05. If neither of those tests is satisfied for a Plan Year, then Voluntary Contribution elections for such Plan Year by Participants who are Highly Compensated Employees shall be valid only to the extent permitted by either of those tests and the Voluntary Contributions and Employer Matching Contributions of Highly Compensated Employees shall be reduced, together with any Employer contributions attributable thereto, to the extent necessary to satisfy one of those tests, in accordance with the following procedure: The Average Contribution Percentage (i.e., the amount described in Section 9.01(d)(i) divided by the amount described in Section 9.01(d)(ii) with respect to each such Highly Compensated Employee) of the Highly Compensated Employee with the highest amount of Voluntary or Employer Matching Contributions shall be reduced to the extent necessary to cause such Highly Compensated Employee s Average Contribution Percentage to equal the Average Contribution Percentage of the Highly Compensated Employee with the next highest amount of Voluntary or Employer Matching Contribution for the Plan Year. This process shall be repeated until the Plan satsfies one of the tests set forth in
Section 9.05(a) or (b) above. A Highly Compensated Employee's Voluntary Contributions shall be reduced to the extent necessary before any required reduction in Employer Matching Contributions made on his or her behalf. Employee Voluntary Contributions thereby reduced (adjusted for earnings, gains and losses allocable thereto) shall be returned to each affected Highly Compensated Employee within two and one-half months after the close of such Plan Year. Employer Matching Contributions thereby reduced shall be a forfeited. Employee Voluntary Contribution elections made by all Participants who are not Highly Compensated Employees shall be valid, and Employer contributions and all other contributions for such Participants hereunder shall not be changed.
     9.07 Limitation on Multiple Use. Notwithstanding anything to the contrary in the Plan the sum of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year and the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year may not exceed the sum of:
          (a) 125% of the greater of (A) the Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year, or (B) the Actual Contribution Percentage for the group of Eligible Employees for the Plan Year, and

          (b) two percentage points plus the lesser of (A) the Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year, or
(B) the Actual Contribution Percentage for the group of Eligible Employees who are not Highly Compensated Employees for the Plan Year. In no event, however, shall the amount determined under this subparagraph (ii) exceed 200% of the lesser of (ii)(A) or
(ii)(B) above.

If the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of eligible Highly Contribution Employees for a Plan Year exceeds such aggregate limit for the Plan Year, then the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year shall be reduced to the extent necessary in the manner described in Section 9.06 above. The test in this Section 9.07 may be modified to the extent permitted by regulations under
Section 401(m)(9) of the Code.
     9.08 Aggregation of Plans. The Committee may direct that any plan maintained by an Affiliate, qualifying under Section 401(a) of the Code, and providing for salary savings contributions, voluntary employee contributions or matching contributions, be aggregated with this Plan for purposes of Sections 9.05 and 9.06; provided that the plans meet the requirements of Sections 401(a)(4) and 410(b) of the Code and (after applying any reduction required by Section 9.05 or 9.06 or comparable provisions of the aggregated plans) satisfy the tests of Section 9.05 and 9.06 on an aggregate basis. In the event that any plan maintained by an Affiliate must be aggregated with this Plan for purposes of enabling such plan to meet the requirements of Section 401(a)(4) or 410 of the Code, salary deferral contributions, voluntary employee contributions and matching contributions under such other plan or plans, if any, shall be aggregated with Salary Savings Contributions, Voluntary Contributions and Matching Contributions under this Plan in applying the tests of Sections 9.05 and 9.06. Notwithstanding the absence of any such aggregation, if an Eligible Highly Compensated Employee is in fact eligible to make salary reduction contributions, voluntary employee contributions or to receive employer matching contributions under any other plan maintained by an Affiliate, such contributions shall be aggregated with Salary Reduction Contributions, Voluntary Contributions and Employer Matching Contributions under this Plan in determining such Highly Compensated Employee's Average Contribution Percentage and Average Deferral Percentage for purposes of this Plan. In the event of any permissive or mandatory aggregation of plans under this Section 9.08, contributions under this Plan shall not be reduced and returned or otherwise applied under Sections 9.05 and 9.06 of this Plan until full effect has been given to the comparable provisions for reduction, return or other application of contributions in all other aggregated plans.
     9.09 Qualified Nonelective Contributions. The Employer may elect to make a qualified nonelective contribution to any Plan Year. "Qualified nonelective contributions" means Employer contributions that are fully vested at all times and subject to the restrictions on distribution applicable to Salary Savings Contributions under code Section 401(k)(2) and Article VII of the Plan. Qualified nonelective contributions may be made on behalf of all Eligible Employees who are not Highly Compensated Employees, or on behalf of all Eligible Employees, in the discretion of the Employer. Qualified nonelective contributions shall be allocated according to each Eligible Employee's Compensation for the Plan year as a Participant. The qualified nonelective contributions, if any, credited to a Participant's accounts for a Plan Year, shall be counted as Salary Savings Contributions for purposes of calculating the Average Deferral Percentage under Section 9.05 and 9.07 of the Plan.


     ARTICLE X
     Required Top-Heavy Plan Provisions
     10.01 Special Rules Where Plan Is Top-Heavy. Notwithstanding any other provision of his Plan to the contrary, this Article X shall apply in any Top-Heavy Plan Year.
     10.02 Special Definitions. For purposes of this Article X (and Article IX), the following terms shall have the following respective meanings:
          (a) "Accrued Benefit" when used in reference to the interest of an Employee, former Employee or Beneficiary under any defined benefit Aggregated Plan maintained by an Affiliate means the actuarial equivalent of such individual's benefit commencing at normal retirement age, and when used in reference to the interest of an Employee, former Employee or Beneficiary under this Plan or any other defined contribution Aggregated Plan maintained by an Affiliate, means the balance in the accounts maintained for such individual, increased by amounts distributed during the five-year period ending on the Determination Date; provided, however, that:

               (i)  Any distribution which is still counted
towards computing such individual's account balance or annual benefit commencing at normal retirement age for the purpose of determining whether the most recent Plan Year is a Top-Heavy Plan Year shall not be treated as a distribution;

               (ii) Amounts attributable to any tax deductible employee contribution shall not be taken into account;

               (iii) Amounts attributable to any rollover contribution accepted after December 31, 1983 shall not be taken into account by the accepting plan if such rollover contribution is initiated by the employee and is between plans which are not maintained by Affiliates;

               (iv) Any rollover contribution which is not initiated by the employee or which is made between plans maintained by Affiliates shall not be treated as a distribution by the transferring plan; and

               (v) An individual's Accrued Benefits under all defined benefit Aggregated Plans (treated as one plan) shall be determined under a uniform actuarial method (or the fractional rule of Section 411(b)(1)(C) if there is no such uniform method) and identical actuarial assumptions as specified in such plans (or the fractional rule of Section 411(b)(1)(C) if there is no such uniform method) and identical actuarial assumptions as specified in such plans, considering non-proportional subsidies but ignoring proportional subsidies; and

               (vi) An individual's Accrued Benefit under a defined contribution Aggregated Plans shall be adjusted to reflect contributions made, required to be made, or allocated under such plan after such Accrued Benefit is determined and before the date specified pursuant to regulations under Section 416 of the Code.

     (b)  "Aggregated Plan" means:

               (i) any other qualified plan maintained by an Affiliate in which any Key Employee participates;

               (ii) any other qualified plan of an Affiliate which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code;
and

               (iii) any other qualified plan of an Affiliate designated by the Company as an "aggregated plan" and which satisfies the requirements of Section 401(a)(4) or Section 410 of the Code, when considered together with the group of plans described in (i) and (ii) above.

          (c) "Determination Date" means, for this Plan for the first Plan Year, the last day of such Plan Year; and for this Plan for any succeeding Plan Year, the last day of the preceding
Plan Year.

          (d)  "Key Employee" means an Employee or former
Employee who, at any time during a Plan Year or any of the four preceding Plan Years, is (or was):

               (i) among the 50 highest paid officers of all Affiliates when ranked on the basis of Aggregate Compensation having annual Aggregate Compensation (while an officer) of more than $45,000 (as adjusted for cost of living increases pursuant to Section 415(d) of the Code); provided, however, that no more than 10% of all Employees of all Affiliates shall be treated as Key Employees under this subsection (i);

               (ii) one of the 10 Employees who own both more than 1/2% in value and the largest percentage ownership interests in value of any Affiliate and who has annual Aggregate
Compensation from all Affiliates of more than $30,000 (as adjusted from time to time for cost of living increases pursuant to Section 415(d) of the Code);

               (iii)  an owner of more than 5% of an Affiliate;
or

               (iv) an owner of more than 1% of any Affiliate who has annual Aggregate Compensation from an Affiliate of more than $150,000. Ownership for purposes of subsections (ii), (iii) and (iv) above shall be determined after application of the attribution rules of Section 318 of the Code. For purposes of this definition, the Beneficiary of a Key Employee shall be treated as a Key Employee.

          (e) "Top-Heavy Plan Year" means any Plan Year for which the present value of cumulative accrued benefits under this Plan and any Aggregated Plan for Key Employees exceeds 60% of the cumulative accrued benefits under this Plan and all Aggregated Plans for all Employees.

          (f) "Top-Heavy Ratio" means a fraction computed as of each Determination Date in accordance with Section 416 of the Code, the numerator of which is the sum for all Key Employees of account balances under this Plan and any other defined contribution plan maintained by an Affiliate plus the present value of Accrued Benefits for all Key Employees under any defined benefit plans maintained by an Affiliate, and the denominator of which is the sum of such account balances plus such Accrued Benefits for all Participants. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an Accrued Benefit within the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The account balances and accrued benefits of a Participant who has not performed services for an Affiliate within the five-year period ending on the Determination Date, or who is not a Key Employee but who was a Key Employee in a prior year, will be disregarded. For purposes of computing the Top-Heavy Ratio, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates under such plans that fall within the same calendar year.

     10.03 Minimum Allocation in Top-Heavy Plan Years. The Employer shall make a minimum contribution in any Top- Heavy Plan Year to be allocated on behalf of each Participant (without regard to whether such Participant is an active Participant) who is not a Key Employee and who is an Employee on the last day of such Top-Heavy Plan Year, and who does not in such Top-Heavy Plan Year receive the minimum benefit required by Section 416(c)(1) of the Code under any defined benefit plan(s) maintained by an Affiliate, so that each such Participant receives an allocation of Employer contributions equal to at least 4% of such Participant's Aggregate Compensation for the Plan Year; provided, however, that:
          (a) If the Participant is also a participant in a defined benefit plan or plans maintained by an Affiliate (without receiving such minimum benefit under such plan(s)), the minimum contribution shall be 7-1/2% rather than 4% of such Participant's Aggregate Compensation; and

          (b) The minimum contribution required under this Plan shall be reduced by the amount, if any, allocated to the account of such Participant under any other defined contribution
Aggregated Plan (before applying any comparable minimum contribution rule in such other plan); and

          (c)  In no event, however, shall the minimum
contribution exceed the percentage of Compensation (including in Compensation for such purpose any amounts a Key Employee elects to defer under any arrangement qualified under Section 401(k) of the Code) at which Employer contributions are made (or required to be made) under the Plan for the Key Employee for whom such percentage is the highest.

The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make mandatory contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service during the Plan Year. In no event shall the Compensation or Aggregate Compensation of a Participant taken into account under the Plan for purposes of Article X for any Plan Year commencing on and after January 1, 1989 and prior to January 1, 1994 exceed $200,000, or such greater amount provided pursuant to Section 401(a)(17) of the Code. The Compensation of a Participant taken into account for purposes of Article X for Plan Years commencing on and after January 1, 1994 shall be limited in accordance with the provisions of subsections (a) through (c) set forth in the definition of Compensation in
Section 2.01.


     ARTICLE XI
     The Trust and Trustee
     11.01 The Trust. A Trust, known as the GRAND PREMIER FINANCIAL, INC. SAVINGS AND STOCK TRUST is hereby established for the purposes of the Plan and the assets thereof shall be held, invested and disposed of by the Trustee acting in accordance with this Article XI and other applicable provisions of the Plan.
     11.02 The Trustee. GRAND PREMIER TRUST AND INVESTMENT, INC. is hereby continued as Trustee of the Trust and hereby agrees to accept the terms of the Trust as herein amended and restated and to perform the duties created hereunder.
     11.03 The Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of the Plan and Trust hereby established. All contributions received by the Trustee under the Plan shall be credited to and thereafter held as a part of the Fund. The Trustee shall not be under any duty to require payment of any contributions to the Fund, or to see that any payment made to it is computed in accordance with the provisions of the Plan, or otherwise be responsible for the adequacy of the Fund to meet and discharge any liabilities under the Plan. The Fund shall be used and applied only in accordance with the Plan and Trust and no part of the principal or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses and taxes in accordance with the provisions of the Plan, and the Employers shall have no right, title or interest in the Fund or any part thereof and none of the contributions made thereto shall revert to the Employers, except as expressly permitted under Section 14.12.
     11.04 Investment Funds. The Company or the Committee shall direct the Trustee to maintain, or cause an Investment Manager to maintain, the following Investment Funds:
          (a) a Company Stock Fund, which shall be invested in Company stock to the extent shares are available for purchase; and

          (b) such other Investment Funds as the Company or the Committee deems advisable.

The Company may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to
with the Trustee.    In addition, the Committee may, from time to
time, in its discretion:
          (c) limit investments in or transfers from an Investment Fund; or
          (d) liquidate, consolidate or otherwise reorganize an existing Investment Fund.
     11.05     Participant Investments.  Except as provided in
Section 7.09, all amounts held in this ESOP Account on January 1, 1997, shall remain in the ESOP Account on and after that date. Participants shall be given the option to direct the investment of all contributions made on their behalf into any one or more of the Investment Funds. Such Investment Funds shall be under the full control and management of the Committee and the Trustee or Investment Manager. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired Investment Fund. The following rules shall apply to the administration of such Investment Funds:
          (a) Each Participant may make an election to invest the Contributions made on his or her behalf and posted to his or her Accounts in whole multiples of one percent (1%) in one or more Investment Funds. Such Participant must notify the Committee in writing on the appropriate form (or by such other method, such as a telephone access system, as may be made available by the Committee) of his or her investment election at least 15 days before the Participant s initial Entry Date or all Contributions made on the Participant s behalf shall be invested in all the Investment Fund that is a money market fund (or that most nearly bears the investment characteristics of a money market fund if no Investment Fund is a money market fund.).

          (b) A Participant may direct the investment of any new Contributions made on his or her behalf or redirect the investment of his or her existing Account balances (other than his or her ESOP Account) in whole multiples of one percent (1%), by completing a form furnished by the Committee or by such other method, such as a telephone access system, as may be made available by the Committee.

          (c) A Participant's initial investment election and any change in such investment election will be effective with respect to an Investment Fund on the business day following the day on which the investment election is received pursuant to procedures specified by the Committee. A Participant's investment election shall continue in effect, notwithstanding any change in his or her Compensation or his or her Salary Savings Agreement, until the effective date of a new investment election. A Participant may change his or her investment election as to future Contributions at any time.

          (d) If the Participant elects to invest, or change investment of, his or her Account balance in more than one Investment Fund, he or she must designate in whole multiples of one percent (1%) what percentage of his or her Accounts is to be invested in each Investment Fund. A Participant or Beneficiary may make an Investment Election to change the allocation of his or her Account Balance among the Investment Funds at any time.

          (e) An investment election to change a Participant's investment of his or her Account balance in one Investment Fund to another Investment Fund shall be effective at the end of the business day following the day on which the election is received pursuant to procedures specified by the Committee. Notwithstanding the foregoing, the amount of any permissible investment election may be reduced or the effective date of any investment election may be delayed to the extent required by the provisions of any Investment Fund, the availability of an Investment Fund, the ability to purchase Company Stock or such other circumstances as the Committee may determine.

Notwithstanding the provisions of this Section 11.05 and Section 11.04, the Company Stock Fund shall not be available as an investment option for Participants, both as to new contributions and existing aggregate Account balances, until such time as a Registration Statement is filed with the U.S. Securities Exchange Commission registering the offer and sale of additional shares of Company Stock under the Plan.
     11.06 Powers of Trustee. So long as his, her or its action is consistent with ERISA and Section 401 of the Code and amendments to ERISA and the Code, the Trustee is authorized and empowered, but not by way of limitation:
          (a) To invest and reinvest the principal and income of the Fund and keep the Fund invested, without distinction between principal and income, in such stocks, bonds, notes or other securities or in such other property, real or personal (and may invest the entire Fund in securities of the Company or any Affiliate pursuant to Section 6.01), or in any fund created and administered for the collective investment of money or property of employee benefit trusts then qualified under Sections 401(a) and 501(a) of the Code (in which case the provisions of the documents governing such collective investment fund shall govern any investment therein, and are hereby made a part of this Trust) as the Trustee may deem proper without being limited by any statute or rule of law regarding investments by trustees other than ERISA. The Trust may be invested, maintained and reinvested in any such property even though the Trustee, in its individual or any other capacity, shall have invested, or may thereafter invest, its own or other funds in the same or similar property the interest, principal or other avails of which may be payable at different rates or times or may have different ranks or priorities. The Trustee, in its discretion, may keep such portion of the Fund in cash or cash balances in a banking institution (which may but need not be the Trustee if the Trustee is a banking institution) or in a savings and loan association as the Trustee may from time to time deem to be in the best interests of the Fund.

          (b) To sell, exchange, convey, transfer or otherwise dispose of any property held by him or her by private contract or at public auction, and no persons dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

          (c) To borrow money for the benefit of the Fund and to secure such loan by a pledge or mortgage of all or part of the Fund, and to renew loans at any time.

          (d) To vote upon any stocks, bonds or other securities (subject to Section 6.02 in the case of Company Stock); to give general or special proxies or powers of attorney with or without powers of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities, insurance contracts or other property held in the Fund.

          (e) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

          (f) To register any investment held in the Fund in his, her or its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Fund.

          (g) To employ such agents, custodians, brokers, assistants, actuaries, and counsel as the Trustee may deem necessary for the proper administration of the Trust, unless such persons are provided by the Company, and to be fully protected in action upon the advice of said counsel, who may, but need not be, counsel for the Company. The Trustee shall, at no time, be obliged to institute, or become a party to, any legal action unless indemnified to his, her or its satisfaction for any fees, costs and expenses to be incurred in connection therewith.

          (h) To pay from the Fund all reasonable and necessary expenses, including. but not by way of limitation, taxes of any kind, fees for agents, attorneys, or other counsel, incurred in connection with the collection, administration, management, investment, protection and distribution of the Fund to the extent that they are not paid by the Company; and

          (i)  To do all acts whether or not expressly
authorized, which he or she may deem necessary or proper for the protection of the property held hereunder.

     11.07 Compensation and Expenses. A corporate Trustee shall be entitled to compensation for services hereunder as agreed between the Company and the Trustee and the Company or the Employers shall reimburse the Trustee for any and all necessary expenses incurred in the administration of the Plan, to the extent such expenses are not paid by the Trust in accordance with
Section 14.16. The Company may provide the Trustee with clerical, bookkeeping and stenographic help and facilities that may be necessary to enable the Trustee to perform his, her or its functions hereunder and may appoint consultants, accountants, or other assistants, to perform any nondiscretionary function of the Trustee under the supervision and direction of the Trustee.
     11.08 Accounts. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by the Company. As of the close of each calendar year, or as of the close of such other fiscal period as the Company may, from time to time, designate, or as of the date of the removal or resignation of the Trustee, as provided in Section 11.10 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during the period from the date of the last such account.

     11.09 Duty of Person Dealing With Trustee. No person dealing with the Trustee shall be under any obligation to inquire into the validity or propriety of any action by the Trustee, the application of any property delivered to him or her or the exercise by him or her of any of the powers conferred upon him or her by this agreement. The execution by the Trustee of any instrument, document or paper in connection with the exercise of any of the powers enumerated herein shall, of itself, be conclusive evidence to all persons of the authority of the Trustee to execute the same and to exercise all powers incident thereto.
     11.10 Resignation and Removal of the Trustee. The Company may remove the Trustee at any time upon thirty (30) days' notice in writing to the Trustee. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Company. Such notice of removal or resignation may be waived by the party entitled thereto provided a successor Trustee shall have been appointed and accepted his, her or its appointment in writing. Upon such removal or resignation of the Trustee, the Company shall appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the Trustee hereunder.
     11.11 Investment Fund Transition Rules. Effective as of the date any Investment Fund is added or deleted, each Participant shall have the opportunity to make new investment elections. The Committee and Trustee may use any reasonable accounting methods in performing their respective duties during the period of transition from one Investment Fund to another, including, but not limited to:
     (a) designating into which Investment Fund a Participant's Account balance will be invested if the Participant fails to submit a proper investment election;

     (b) the method for allocating net investment gains or losses and the extent, if any, to which amounts received by and distributions paid from the Trust during this period share in such allocation; and

     (c) investing all or a portion of the Trust's assets in a short-term, interest-bearing Fund during such transition period.


     ARTICLE XII
     Plan Administration
     12.01 Allocation of Responsibility Among Fiduciaries. The Company, the other Employers, the Trustee and the members of the Committee each shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust. In general, the Company through the Board and each Employer through its board of directors (or through its Board of behalf of Employers other than the Company pursuant to Section 14.15) shall have the sole responsibility for making Employer contributions to the Fund in accordance with
Article IV hereof. The Company through the Board shall have the sole responsibility to amend or terminate the Plan, in whole or in part, in accordance with Article XIII hereof, and sole responsibility to appoint and remove the Trustee and the members of the Committee. The Committee shall be responsible for the administration of the Plan as provided herein. The Trustee shall be responsible for the administration of the Trust and the custody and management of the assets held under the Trust. Each of the Company, the members of the Committee, and the Trustee, shall be a fiduciary ("Fiduciary") of the Plan to, but only to, the extent he, she or it (i) exercises any discretionary authority or discretionary control respecting the management of the Plan or exercises any authority or control respecting management of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Fund or has any authority or responsibility to do so, or
(iii) has any discretionary authority or discretionary responsibility in the administration of the Plan. Each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under the Plan, and it is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obliations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Fund in any manner against investment loss or depreciation in asset value.
     12.02 Fiduciary Duties. All Fiduciaries shall discharge their duties as Fiduciaries solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. They shall discharge such duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. They shall not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. The Fiduciaries shall not do any action prohibited under or in violation of Part 4 of Title I of ERISA, or which would subject any person or the Company to imposition of a tax under Section 4975 of the Code.
     12.03 The Committee. The Plan will be administered by a Committee composed of at least three persons who are officers, directors, or employees of an Affiliate. Each member of the Committee shall be appointed by the Company and shall thereafter serve until death, resignation, or removal by the Company or until he or she ceases to be an officer, director, or employee of an Affiliate. Any member of the Committee may resign at any time upon at least 15 days notice in writing to the Company. The Company may remove any member of the Committee at any time upon giving notice in writing to such member. Upon such resignation, or removal, or upon the death of a member of the Committee, or his or her ceasing to be an officer, director, or employee of an Affiliate, the Company may, and if the membership of the Committee would otherwise be less than three shall, promptly appoint a successor member who shall have the same powers and duties as those conferred upon his or her predecessor. The Committee shall elect one of its members as chairman, and any document required to be filed with, or any notice required to be given to, the Plan or the Committee will be properly filed or given if mailed or delivered, to the chairman.
     12.04 Committee Action. The Committee shall act with or without a meeting by the vote or concurrence of a majority of its members; provided, however, that no member of the Committee who is a Participant in the Plan shall take part in any action having particular reference to his or her own benefits hereunder. All written directions by the Committee may be made over the signatures of a majority of its members and all persons shall be protected in relying on such written directions.
     12.05 Administrative Powers. In its sole discretion the Committee shall have the administrative powers and duties specified in this instrument, which shall include but not be limited to the following powers and duties:
          (a) Determinations of Fact. To determine all questions relating to the administration of the Plan, including the power to determine whether a Participant has resigned or has been dismissed or is Retired or is married or Permanently Disabled or dead, the date of any such resignation, dismissal, Retirement, Permanent Disability or death, or as to the age or identity of a Participant or Beneficiary or whether a Beneficiary is living or dead, and to resolve all other questions of fact relating to the rights or eligibility of Employees and Participants and their Beneficiaries, and the amounts of their respective interests; and its determinations shall be final and binding on all persons whomsoever;

          (b) Construction of the Plan. To construe and interpret the terms and provisions of the Plan and resolve in its discretion any ambiguities in the application of the Plan; and its determinations shall be final and binding on all persons whomsoever;

          (c) Direction. To direct the Trustee with respect to payment from the Fund;

          (d) Procedures and Forms. To establish uniform and nondiscriminatory procedures and requirements, consistent with the terms and purposes of this Plan, for the time and manner of making Salary Savings Contributions (including the form of Salary Savings Agreement), Voluntary Contributions, and Rollover Contributions, the making of investment elections by Participants and directing transfers to and from the various Investment Funds, the payment of distributions to Participants and Beneficiaries, the designation of Beneficiaries, and like matters;

          (e) Rules. To adopt such rules and regulations as the Committee may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;

          (f) Enforcement. To enforce the Plan in accordance with Its terms and with the Committee's own procedures, rules and regulations and to settle and discharge disputes arising thereunder;

          (g) Records. To maintain the account records of all Participants;

          (h) Loans. To administer the loan program established by Article VIII;

          (i) Retention of Services. To retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as may be required in carrying out the provisions of the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports that shall be furnished to it by any such counsel, agents or other persons; and

          (j) Additional Powers. To do all other acts in the Committee's opinion necessary or desirable for the proper and advantageous administration of the Plan.

     12.06 Investment Direction and Investment Manager. The Committee, by written notice to the Trustee, may assume the right to direct the Trustee with respect to the investment of all or of any designated portion of the Fund or may by written notice to the Trustee advise the Trustee of the appointment of an Investment Manager to manage all or any designated portion of the Fund. Any Investment Manager shall be appointed by the Committee and shall serve pursuant to written Agreement with the Committee at the pleasure of the Committee. Any notice to the Trustee shall remain in force until revoked or amended by further written notice to the Trustee. To the extent the Committee assumes or appoints an Investment Manager to assume such responsibilities, the Committee or the Investment Manager shall give instructions to the Trustees for the purchase, sale, exchange or other acquisition or disposition of securities, or an Investment Manager may directly make any such purchase, sale, exchange or other acquisition or disposition of securities, on behalf of and for the Account of the Fund. The Trustee shall follow the instructions of the Committee or the Investment Manager and shall be under no obligation to make any investment review or to consider the propriety of holding or selling any securities or property of the Fund subject to the management of the Committee or an Investment Manager. The Trustee shall not be liable or responsible for any loss resulting to the Fund by reason of its following such instructions of the Committee or the Investment Manager or by reason of its failure to take any action with respect to any investment which was acquired pursuant to any such Instructions in the absence of further Instructions of the Committee or the Investment Manager.
     12.07 Records and Reports. The Committee shall have the responsibility to meet the reporting and disclosure requirements with respect to the Plan, including filing the annual reports with the Internal Revenue Service. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' service and Accounts.
     12.08 Information to be Provided. The Committee shall furnish and make available to Participants and Beneficiaries and to the Secretary of Labor or his or her delegate, and to the Secretary of the Treasury or his or her delegate such plan descriptions, summaries, reports, registration statements, notifications and other documents as may be required by ERISA and the Code and regulations thereunder, and the Committee shall retain such records for such periods as may be required by such laws and regulations.


     ARTICLE XIII
     Amendment, Merger and Termination
     13.01 Amendment. The Company reserves the right, at any time or times to amend this Plan and the Trust established hereunder to any extent and in any manner that it may deem advisable and all Participants and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment may be adopted the effect of which would be:
          (a) to divest any Participant or Beneficiary of his or her then vested interest in the Fund, the vested interest of a Participant who is still an Employee being the benefit to which he or she would have been entitled had he or she then resigned;

          (b) except as permitted by regulations under Section 411(d) of the Code, to eliminate or reduce, with respect to the aggregate Account balances of any Participant or Beneficiary as of the later of the date such amendment is adopted or effective, any early retirement subsidy that continues alter retirement, or an optional form of benefit;

          (iii) except as provided by Section 14.12, to cause any part of the Fund or its income to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries; or

          (iv) to materially increase the duties and responsibilities of the Trustee without its consent.

Notwithstanding the foregoing provisions of this Section, however, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under Section 401 of the Code or complying with any provision of ERISA. Any amendment of the Plan shall be by written instrument adopted by the Board of Directors, or by such committee to whom the Board of Directors has expressly delegated the power and authority to amend the Plan.
     13.02 Merger. The Company may direct a merger or combination of this Plan with, or a transfer of part or all of its assets and liabilities to, any other plan or trust qualified under Section 401(a) of the Code ("other plan"). In the event of any such merger, consolidation or assets or liabilities, each Participant in the Plan whose interests were so merged, consolidated or transferred into, with, or to the other plan must be entitled to receive a benefit immediately thereafter (if the other plan then terminated) which would be equal to or greater than the benefit he or she would have been entitled to receive immediately theretofore (if the Plan had then terminated).
     13.03 Termination. Anything to the contrary herein notwithstanding, this Plan and the Trust established hereunder may be terminated (in whole or in part) by the Company by a duly adopted resolution of the Board or further contributions hereunder may be discontinued by any Employer by a duly adopted resolution of its board of directors. In the event of termination (whether in whole or in part) and notwithstanding anything herein to the contrary, the interests of all affected Participants shall be fully vested and no part of any such Participant's Accounts shall thereafter be forfeited for any reason whatsoever except as provided in Section 8.01 and 14.11. Upon such termination or discontinuance, the assets of the Fund shall be held and administered by the Trustee for the benefit of the Participants in the same manner and with the same powers, rights, duties and privileges herein prescribed, until the Fund has been fully distributed pursuant to the provisions of Article VII hereof, provided, however, that subject to Section 411(a)(11) of the Code, in the case of a termination of the Plan (in whole or in part), the Board may direct the Trustee to make distribution of the Accounts as soon as practicable in accordance with the provisions of Article VII hereof to each affected Participant as if he or she were Retiring on the date of such termination.
     13.04 Partial Termination. In the event of any partial termination of the Plan under Section 13.03 an appropriate portion of the assets of the Fund attributable to the Participants and Beneficiaries subject to such partial termination shall be segregated, held and administered by the Trustee for the benefit of such Participants and Beneficiaries as provided in Section 13.03; and the interests (including the ESOP Account, Employer Discretionary Account and Profit Sharing Accounts of each affected Participant) shall, notwithstanding
Section 7.03, thereafter be fully vested and nonforfeitable except as provided in Sections 8.01 and 14.11.


     ARTICLE XIV
     Miscellaneous
     14.01 Interest of Participants. No Participant or Beneficiary shall have any right to, or interest in, any part of the Fund, except as expressly provided in this Plan. Any person claiming benefits under this Plan will look solely to the Fund for payment.
     14.02 Title to Assets. No Participant or Beneficiary shall have any title or claim in or to any specific assets in the Fund but shall have only a proportionate interest in the Fund as a whole.
     14.03 Not a Contract of Employment. This Plan shall not be deemed to be a contract of Employment between the Company or any Affiliate and any Employee. Nothing contained herein shall be deemed to give to any Employee the right to be retained in Employment or to interfere with the right of the Company or Affiliate to discharge any Employee at any time. Nothing contained herein shall be deemed to give the Company or Affiliate the right to require any Employee to remain employed, or to interfere with the Employee's right to terminate his or. her Employment at any time.
     14.04 Spendthrift Clause. Except as otherwise provided in Sections 7.14, 8.01 and 14.10, amounts payable under this Plan to a Participant or Beneficiary shall be paid only to him or her and upon his or her personal receipt. No benefit payable under the provisions hereof shall be assigned or alienated or be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void, nor shall the Fund be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the persons entitled to any benefit payment.
     14.05 Addresses. Each person entitled to benefits hereunder shall file with the Committee from time to time in writing his or her complete mailing address and change of mailing address. Any check representing payment hereunder and any communication addressed to a Participant or to any other person at his or her last address so filed (or if no such address has been filed, then at his or her last address indicated on the records of the Company or any Affiliate) shall be deemed to have been received by such person for all purposes of the Plan, and neither the Committee, Trustee nor the Company or any Affiliate shall be obliged to search for or ascertain the location of any such persons.
     14.06 Information on Participants. Participants shall furnish promptly to the Committee such Information as the Committee reasonably considers necessary or desirable for the purpose of administering the Plan. If such information is not submitted, or shows that such information previously has been misstated on the records of the Plan, the Committee will make such corrections and adjustments in accordance with the available facts as it considers appropriate.
     14.07 Regularly Kept Records Are Binding. The regularly kept records of the Company or Affiliate shall be conclusive and binding upon all persons with respect to the nature and length of Employment, the type and amount of compensation paid and the manner of payment thereof, the type and length of absence from work and all other matters contained therein relating to employees.
     14.08 Claims. Any claim for benefits not received or received in an improper amount shall be made in writing to the Committee. The Committee shall consider such claim and shall either approve it or deny It within 90 days, unless within 90 days the Committee determines that special circumstances require an extension of time in processing the claim and so notifies the claimant in writing of such extension, the special circumstances justifying the extension, and the date by which the Committee expects to render a final decision. In no event shall extension exceed a further period of 90 days. Each denial shall be in writing, setting forth the specific reasons for such denial and be written in a manner calculated to be understood by the Participant or Beneficiary. Within 60 days after the receipt from the Committee of any written denial of a claim for benefits, or within 60 days from the end of the period (after any applicable extension) for initial consideration of claims if no decision has been rendered by that date (which shall be deemed a denial of such claim), a Participant (or Beneficiary) whose claim is denied (or deemed denied) may request, by written application to the Committee, a review by the Committee of the decision denying the payment of benefits. In connection with such review, such Participant (or Beneficiary) shall be entitled to review any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than 60 days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than 120 days alter the Committee's receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the Participant (or Beneficiary), shall include specific reasons for the decision and specific refernces to the pertinent Plan provisions on which the decision is based, and shall be final.
     14.09 Indemnification. Except as otherwise provided in ERISA, the Company, any Affiliate, their directors, officers, employees and agents, the Trustee, the members of the Committee or any of them, shall not incur any personal liability for the breach of any responsibility, obligation, or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and Trust established hereunder and the Investment and handling of the Fund and shall be indemnified and held harmless by the Employers from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Employers fail to provide such defense.
     14.10 Payments to Minors. Etc. In the event any portion of the Fund becomes distributable under the terms hereof to a minor or other person under a legal disability, the Committee, in its sole discretion, may direct that such distribution shall be made in any one or more of the following ways:
          (a)  directly to said minor or other person;

          (b) to the legal guardian or conservator of said minor or other person; or

          (c) to the spouse, parent, brother, sister, child or other relative of said minor or other person for the use of said minor or other person.

The Committee shall not be required to see to the application of any distributions so made to any of said persons, but the receipt therefor shall be a full discharge of the liability of the Trustee and the Fund to such minor or other person.
     14.11 Unclaimed Payments. If any check or other instrument in payment of a benefit hereunder, which was mailed by regular United States mail to the address of the payee furnished the Committee or Trustee by the payee or the Company or an Affiliate is returned unclaimed, the Trustee shall notify the Committee and shall discontinue further payments to such payee until the Committee or Trustee receives further information and instructions from such payee or the Company or an Affiliate. Such discontinuance shall not be treated as a forfeiture of any unclaimed or future payment, provided, however, that where the Committee or Trustee is unable to locate a payee and an amount has been distributable and unclaimed for three (3) years following the date distribution was to be made or commenced, or upon the termination of the Plan if earlier, the entire distribution payable to such payee shall be forfeited and used to pay current or reasonably anticipated expenses of the Plan or the Trust; or if there are no such current or anticipated expenses, treated as a Profit Sharing Contribution and allocated as set forth in Section 5.05 hereof. Any amounts so treated shall again become payable to such payee as an administrative expense of the Plan upon his or her filing a written claim for benefits under the Plan with the Committee containing his or her complete mailing address and such evidence that he or she is entitled to such benefits as the Committee may require.
     14.12 Reversions. In no event shall any of the assets of the Fund revert to the Employers except the sum, if any, remaining in the Fund after all liabilities under the Plan to Participants and Beneficiaries have been fully satisfied and discharged; provided, however, that there shall be returned to the Employers:
          (a) contributions made by a mistake of fact, within one (1) year after the payment of such contributions;

          (b) contributions conditioned upon their deductibility under Section 404 of the Code to the extent the deduction is disallowed, within one (1) year alter the disallowance of the deduction; and

          (c) any amounts remaining in the suspense account for excess annual additions maintained under Section 9.04 upon termination of the Plan, as soon as practicable after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied.

The amount of any contribution that may be returned to any Employer pursuant to subparagraph (i) above shall be reduced by any portion thereof previously distributed from the Fund and by any losses of the Fund allocable thereto, and in no event shall the return of such contribution cause the balance of any Participant's Accounts to be less than the amount of the such balance had the contribution not been made.
     14.13 Necessary Parties. Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee, Committee and the Company, and the settlement or judgment in any such cases in which the Company is duly served or cited shall be binding upon all members of the Plan, Participants and their Beneficiaries and estates and all persons claiming by, through or under them.
     14.14 Company Action. Any action this Plan requires or permits the Company to take shall be duly and properly taken if done by written resolution of the Board; or, except where otherwise expressly provided in this Plan, in writing by an individual authorized generally by the by-laws of the Company or specifically by such written resolution of the Board to take actions of such kind respecting this Plan.
     14.15 Company as Agent for Employers. In the event an Affiliate other than the Company becomes an Employer hereunder by adopting this Plan with the consent of the Company for the benefit of its eligible employees, such Employer irrevocably appoints the Company as its agent to do all acts and things respecting the Plan on its behalf; to the end that the Trustee, Committee, Participants and Beneficiaries and all other persons may deal with the Company respecting this Plan as if it were the only Employer under this Plan.
     14.16 Plan Expenses. All taxes of any kind upon or in respect of the Fund or its income, including income taxes upon Participants or Beneficiaries respecting distributions from the Fund and required by the Code or any other federal, state or local revenue law to be withheld at the source, but excepting only any federal excise taxes respecting the Plan or its operation that the Code specifically imposes on the Company or other persons and not on the Fund, shall be paid by the Trustee from the Fund. All other expenses incurred in the management or administration of the Plan and the Trust may, in the discretion of the Company, be paid by the Company, but if for any reason not paid by the Company shall be paid by the Trustee from the Fund unless the Company has affirmatively directed the Trustee in writing not to pay such expenses; in which event the Company shall indemnify the Trustee and the Fund from and against such expenses and all other costs and charges (including attorneys fees and costs of collection imposed on the Trustees or the Fund) respecting such expenses.
     14.17 Agent for Service of Process. The agent for service of process under the Plan shall be the Secretary of the Company.
     14.18 Illinois Law to Govern. This Plan and the Trust established hereunder shall be administered, construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined in accordance with the laws of the State of Illinois subject, however, to applicable provisions of ERISA and the Code.
     14.19     Special Rules Relating to Veterans Reemployment
Rights Under USERRA.
Effective on and after December 12, 1994, the following special provisions of this Section shall apply to an Employee or Participant who is reemployed in accordance with the reemployment provisions of USERRA following a period of qualifying military service (as determined under USERRA):
          (a) Each period of qualifying military service served by an Employee or Participant shall, upon such reemployment, be deemed to constitute Employment with the Employer for all purposes of the Plan, including determining the Participant s vested percentage in his Employer Discretionary and Profit Sharing Accounts.

          (b) The Participant shall be permitted to make up Salary Savings Contributions missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant s reemployment with the Employer following his period of qualifying military service and extending over the lesser of (i) the product of three and the Participant s period of qualifying military service, and
(ii) five years, to make up such missed Salary Savings
Contributions.

          (c) If the reemployed Participant elects to make up Salary Savings Contributions in accordance with paragraph (b) above, the Employer shall make any Matching Contributions that would have been made on behalf of such Participant had the Participant made such Salary Savings Contributions during the period of qualifying military service.

          (d) If the Employer made any Employer Discretionary or Profit Sharing Contributions to the Plan during the period of qualifying military service, it shall make an Employer Discretionary and Profit Sharing Contribution on behalf of the Participant upon the Participant s reemployment following his period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

          (e) The Plan shall not (i) credit earnings to a Participant s Accounts with respect to any Salary Savings, Matching, Discretionary or Profit Sharing Contribution before such Contribution is actually made, or (ii) make up any allocation of forfeitures, with respect to the period of qualifying military service.

          (f) A reemployed Participant shall be entitled to accrued benefits attributable to Salary Savings Contributions only if such Contributions are actually made.

          (g) For all purposes under the Plan, including the Employer s liability for making contributions on behalf of a reemployed Participant as described above, the Participant shall be treated as having received Compensation from the Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant s average rate of Compensation during the 12-month period immediately preceding such period.

          (h)  If a Participant makes a Salary Savings
Contribution or the Employer makes a Matching, Discretionary or Profit Sharing Contribution in accordance with the foregoing provisions of this Section 14.19:

               (i) such Contributions shall not be subject to any otherwise applicable limitation under Code Sections 402(g), 404(a) or 415, and shall not be taken into account in applying such limitations to other Participant or Employer Contributions under the Plan or any other plan, with respect to the year in which such Contributions are made, and such Contributions shall be subject to these limitations only with respect to the year to which such Contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

               (ii) the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by
reason of such Contributions.


     ARTICLE XV
     Provisions Applicable to Annuity Distributions
     15.01 Annuity Forms of Distribution. A Participant who elects the annuity form of distribution in accordance with
Section 7.06 shall receive a distribution of his Accounts in the form of a Qualified Joint and Survivor Annuity, unless such Participant elects one of the optional annuity forms specified below. The optional forms of retirement benefit are:
          (a)  a Qualified Joint and Survivor Annuity;

          (b)  a straight life annuity;

          (c) a single life annuity with a period certain of ten or fifteen years guaranteed;

          (d) a survivorship life annuity with survivorship percentage of 100%; and

          (e) a fixed period annuity for any period of whole months that is not less than sixty and does not exceed the life expectancy of the Participant and the named Beneficiary as provided in Section 15.06.

     15.02 Determining Optional Form of Distribution; Qualified Elections. Unless a qualified election of an optional form of benefit distribution (other than a Qualified Joint and Survivor Annuity) is made pursuant to the qualified election provisions of subsection 15.05, the form of retirement benefit for a Participant who elects to receive the annuity form of benefit in Section 7.06 shall be determined as follows:
          (a) for a Participant who does not die before his Benefit Starting Date, a Qualified Joint and Survivor Annuity; and

          (b)  for a Participant who dies before his Benefit
Starting Date, either:

               (i) a Qualified Preretirement Survivor Annuity under which the spouse may elect to start receiving the death benefit on any first day of the month after the date the Participant dies and before the date the Participant would have been age seventy and one-half (70-); provided, however, that if the spouse dies before benefits start, the Participant's vested Account balance, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary; or

               (ii) a lump sum payment to the Participant's
Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

     15.03 Qualified Joint and Survivor Annuity. For a Participant who has a spouse, an immediate survivorship life annuity where the survivorship percentage is 50% and the Beneficiary is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Participant does not have a spouse, the Qualified Joint and Survivor Annuity means a single life annuity. The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit that may be provided by the Participant's vested Account.
     15.04 Qualified Preretirement Survivor Annuity. A single life annuity payable to the surviving spouse of a Participant who: (i) elects to receive a Qualified Joint and Survivor Annuity form of benefit; and (ii) dies before his Benefit Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).
     15.05 Election Procedures. The Participant or spouse shall make any election under this Section 15.05 in writing. The Committee may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under subsection (a) or (b) below shall be subject to the qualified election provisions of subsection (c) below:
          (a) Retirement Benefits. A Participant may elect one of the annuity forms described in subsection 15.01.

          (b)  Death Benefits.  If a Participant dies before his
Benefit Starting Date, death benefits shall be distributed as follows:

               (i) If the Participant has a surviving spouse Beneficiary and elected to receive his benefit in the form of a Qualified Joint and Survivor Annuity, the surviving spouse shall receive distribution of the Participant's Account in the form of a Qualified Preretirement Survivor Annuity. The spouse may waive the Qualified Preretirement Survivor Annuity by electing to have the Account distributed in a lump sum.

               (ii) If the Participant's Beneficiary is not his spouse, any election of an optional form of benefit made by the Participant before the Participant's death shall be revoked, and the Participant's Beneficiary shall receive a distribution of the Participant's Account in a lump sum.

     (c)  Qualified Election.

               (i)  The Participant or spouse may make an
election at any time during the election period. The Participant or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period.
An election is effective only if it meets the consent requirements below.

               (ii) The election period as to retirement benefits is the ninety (90) day period ending on the Benefit Starting Date. An election to waive the Qualified Joint and Survivor Annuity by a Participant who has elected an optional form of retirement benefit may not be made before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity. If the Participant elects the series of installments, he may elect on any later date to have the balance of his vested Account paid under any of the optional forms of retirement benefit available under the Plan. His election period for this election is the ninety (90) day period ending on the Benefit Starting Date for the optional form of retirement benefit elected.

               (iii) A Participant may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Participant dies and ends ninety
(90) days after the Participant's date of death. A Participant may not elect to waive the Qualified Preretirement Survivor Annuity.

               (iv) If the Participant has elected one of the optional forms of distribution described in subsection 7.06 and the present value of the Participant's vested Account exceeds $3,500, any benefit that is payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity requires the consent of the Participant's spouse. The consent, to be effective, must satisfy the following criteria:

                    (A)  The spouse's consent shall be witnessed
by a plan representative or notary public.

                    (B)  The spouse's consent must acknowledge
the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

                    (C)  Spousal consent is not required if the
Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located.

                    (D)  A spouse's consent under this Section
shall not be valid with respect to any other spouse.

                    (E)  A Participant may revoke a prior
election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse.

                    (F) A spouse's consent may be revoked at any time within the Participant's election period.

     15.06 Benefit Starting Date. For a Participant who has elected the annuity form of distribution, the first day of the first period for which an amount is payable as an annuity.
     15.07 Notice Requirements. If the Participant elects the annuity form of benefit, the Committee shall furnish no less than thirty (30) days and no more than ninety (90) days before the Benefit Starting Date to the Participant a written explanation of all the methods of retirement benefit distribution available under the Plan. The written explanation shall address each of the following:
          (a) With respect to the Qualified Joint and Survivor Annuity, the Committee shall furnish to the Participant a written explanation of the following: (A) the terms and conditions of the Qualified Joint and Survivor Annuity; (B) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; (C) the rights of the Participant's spouse; and (D) the right to revoke an election and the effect of such a revocation. The Committee shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than thirty (30) days and no more than ninety (90) days before the Benefit Starting Date. After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within thirty days from the date of the written request. The Committee does not need to comply with more than one such request by a Participant or spouse. The Committee's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity.

          (b) All other methods of distribution. The Committee shall furnish to the Participant a written explanation of the material features and relative values of these methods of distribution, including the automatic method of distribution described in Section 7.06, and the Participant's right to defer distribution until Normal Retirement Age. The Committee shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no more than thirty
(30) days after the Participant's Date of Separation and no more than ninety (90) days before the Benefit Starting Date.


     ARTICLE XVI
     ESOP Provisions
     16.01 Special Provisions Applicable When an Exempt Loan Is Outstanding. The provisions of this Article XVI shall be applicable at any time there is an Exempt Loan outstanding with respect to the Plan. For purposes of this Article, the following terms shall have the following respective meanings:
     "Exempt Loan" means a loan to the Trust, to enable the Trust to acquire Company Stock, that is made or guaranteed by the Company or an Affiliate or by another person that is a "disqualified person" with respect to the Plan under Section 4975(e)(2) of the Code, and that is intended to meet the exemption requirements of Section 4975(d)(3) of the Code and regulations thereunder.
     "ESOP Contributions" means any Employer Contribution determined by the Board that is applied pursuant to Section 16.05 to the repayment of an Exempt Loan.
     "ESOP Savings and Matching Contributions" means that portion, if any, of Salary Savings Contributions and Matching Contributions that is applied pursuant to Section 16.05 to the repayment of an Exempt Loan.
     "Loan Suspense Account" means the account for unallocated Company Stock acquired with the proceeds of an Exempt Loan as provided in Section 16.06.
     16.02 Form of Contributions. ESOP Contributions shall be made in cash to the extent of the portion of the ESOP Contribution required under Section 16.05 of the Plan to enable the Trustee to make payment of debt service on any Exempt Loan.
     16.03 Accounts of Participants. In the event the Trustee acquires Company Stock with the proceeds of an Exempt Loan, such Company Stock and earnings thereon shall be added to and maintained in a Loan Suspense Account until released as provided in Section 16.06. The Trustee shall separately account for contributions made to meet the obligations of the Trust under the Exempt Loan, earnings on such contributions, and earnings on the Loan Suspense Account. Notwithstanding Section 11.05, all ESOP Contributions and ESOP Savings and Matching Contributions shall be invested in the Company Stock Fund.
     16.04 Exempt Loans. The Trustee may, but need not, enter into an Exempt Loan. Any Exempt Loan to the Trust shall be subject to the following conditions:
          (i) the rate of Interest charged to the Trust must be reasonable;

          (ii) any collateral pledged to the creditor by the Trust shall consist only of Company Stock purchased with the proceeds of such Exempt Loan (or with the proceeds of a prior Exempt Loan repaid with the proceeds of such current Exempt Loan) and earnings thereon, if any;

          (iii) the creditor shall have no recourse against the Trust except as to such pledged Company Stock held in the Loan Suspense Account and to earnings thereon, if any;

          (iv) repayment of the Exempt Loan may be made only from Employer contributions (including ESOP Contributions and ESOP Savings and Matching Contributions) made to enable the Trustee to repay the Exempt Loan, earnings on Company Stock acquired with the proceeds of the Loan and held in the Loan Suspense Account, and from other dividends on Company Stock to the extent permitted by ERISA or the Code;

          (v) in the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default; and if the lender is a disqualified person (within the meaning of Section 4975(e)(2) of the Code) the Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the Exempt Loan;

          (vi) except as provided by Section 6.02 or as otherwise required by applicable law, no security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement, while held by and when distributed from the Exempt Loan has been repaid or Plan, whether or not the Plan is then a leveraged employee stock ownership plan; and

          (vii)     upon the payment of any portion of the
balance due on the Exempt Loan, Company Stock originally pledged as collateral for such portion shall be released from the Loan
Suspense Account in accordance with Section 16.06.


     16.05 Allocation of Contributions. So long as any Exempt Loan is outstanding. ESOP Contributions shall be applied to the payment of debt service on such Exempt Loan (or Loans) to the extent required (after taking into consideration dividends paid on Company Stock held in the Suspense Account pursuant to
Section 16.11 and any other funds available to the Trustee for that purpose) or permitted (without prepayment penalty) under the payment schedule of such Exempt Loan (or Loans). If such ESOP Contributions are insufficient to enable the Trustee to make payments required under the payment schedule of such Exempt Loan (or Loans), there shall then be applied to the payment of required debt service on such Exempt Loan (or Loans), in order until exhausted: (i) Matching Contributions, and then (ii) Salary Savings Contributions. Stock released from the Suspense Account as a result of such Exempt Loan repayment shall be allocated to Accounts in accordance with Section 16.07.
     16.06 Loan Suspense Account. In the event the Trustee purchases Company Stock with the proceeds of an Exempt Loan, such Company Stock will be held initially in a Loan Suspense Account. For each Plan Year during the term of the Exempt Loan, Company Stock released from the Loan Suspense Account shall equal the Company Stock (including stock dividends in Company Stock thereon) held in the Loan Suspense Account immediately before such release multiplied by a fraction, the numerator of which is the amount of principal paid on the Exempt Loan for the current year, and the denominator of which is the sum of the numerator plus the amount of principal to be paid for all future years; provided, however, that if the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is less rapid at any time than level annual payments of such amounts for ten years, or provides for interest to be included in any payment that would not be deemed interest under standard loan amortization tables, or by reason of renewal, extension or refinancing has an expected total (past and future) term exceeding ten years, the release fraction for any Plan Year will be determined on the basis of combined principal and interest payments (applying, in the case of a variable interest rate, the rate applicable as of the end of the Plan Year) in accordance with regulations under Section 4975(d)(3) and (e)(7) of the Code.

     16.07     Allocation of Company Stock Released from the Loan
Suspense Account.   Company Stock released from the Loan Suspense
Account under Section 16.06 first shall be allocated to Participants who have made Salary Savings Contributions with respect to a Plan Year, but only to the extent such contributions and associated Employer Matching Contributions are ESOP Savings and Matching Contributions until the fair market value of the shares so allocated is equal to such Participant's ESOP Savings and Matching Contributions. The balance of shares released with respect to such Plan Year shall be allocated to Participants employed by the Employer on the last day of the Plan Year who have completed at least 1,000 Hours of Service during such Plan Year and to Participants who have terminated employment during the Plan Year as a result of death, Disability or attainment of Normal Retirement Age regardless of the number of hours worked, in proportion to each eligible Participant's Compensation earned during the Plan Year while a Participant in the Plan.
     16.08 Investment in Company Stock. ESOP Contributions and ESOP Savings and Matching Contributions as determined under
Section 16.05, all earnings on the Loan Suspense Account, and any other cash received by the Trust in the Company Stock Fund, other than cash borrowed specifically for the purchase of Company Stock by the Trust, will first be used to the extent required or permitted (without prepayment penalty) to pay debt service on any Exempt Loan or other outstanding obligations of the Trust. The Trustee shall use any excess to buy Company Stock available either from holders of outstanding stock or newly issued stock from the Company. However, such purchases of Company Stock will only be made at a price, or at prices, which in the judgment of the Trustees, or when required by Section 5.07 of an independent appraiser, do not exceed the fair market value for such shares of Company Stock. So long as no current obligations of the Trust are outstanding and unpaid and in the event the Trustee shall for any reason determine that Company Stock is not available for purchase, or shall determine to hold cash in the Company Stock Fund of the Trust pending the making of loans, transfers or cash distributions or paying the expenses of the administering the Plan and the Trust, the Trustee may invest such funds within the Company Stock Fund in savings accounts, bank certificates of deposit, securities, bonds, or other investments deemed by the Trustee to be desirable for the Trust, or such funds may be held temporarily in cash.
     16.09 Voting Company Stock. All Company Stock in the Loan Suspense Account shall be voted by the Trustee in such manner (which may be an abstention) as it in its sole discretion deems to be in the best interests of Participants and their Beneficiaries.
     16.10     Aggregation of Plans.  The limitations of Sections
9.05 and 9.06 shall be applied separately to (i) ESOP Savings and Matching Contributions, and (ii) the remaining Salary Savings Contributions and Matching Contributions, to the extent required by regulations under Section 401(k) and 401(m) of the Code. The Committee may direct that any plan maintained by an Affiliate, qualifying under Section 401(a) of the Code, and providing for salary savings contributions, voluntary employee contributions or matching contributions, be aggregated with this Plan for purposes of Sections 9.05 and 9.06; provided that the plans meet the requirements of Sections 401(a)(4) and 410(b) of the Code and (after applying any reduction required by Section 9.05 or 9.06 or comparable provisions of the aggregated plans) satisfy the tests of Section 9.05 and 9.06 on an aggregate basis; and further provided that only a plan (or portion thereof) that is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code shall be aggregated with this Plan in applying Sections 9.05 or 9.06 to ESOP Savings and Matching Contributions and such plan (or portion thereof) shall not be aggregated in applying Sections 9.05 or 9.06 to remaining Salary Savings Contributions and Matching Contributions to the extent such aggregation is forbidden by Sections 401(k) and 401(m) of the Code.
     16.11 Dividend Pass Through. Cash dividends paid on shares of Company Stock held in the Suspense Account shall first be used to repay any Exempt Loan incurred to purchase the Company Stock on which such dividends were paid and any remaining cash dividends shall be allocated to Participants in proportion to their Account balance attributable to ESOP Contributions and shall be distributed to such Participants not later than 90 days following the close of the Plan Year. Cash dividends on all other Company Stock shall be allocated and paid or reinvested in accordance with Section 7.11.

     IN WITNESS WHEREOF, the Company has amended and restated the Plan and the Trust established herein and the Trustee hereby accepts the terms of the Trust and agrees to perform the duties created herein, this _____ day of December, 1996.

GRAND PREMIER TRUST AND       GRAND PREMIER FINANCIAL, INC.
INVESTMENT, INC.
as Trustee

By:
By:
Its:
Executive Vice President

CHI3:74856.4   03.20.97  12.3